SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant
Check the appropriate box:
[_]  Preliminary Proxy Statement     [_] Confidential, For Use Of The Commission
                                         Only (as Permitted By Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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



                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 30, 2008

To the Shareholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

    The Annual Meeting of Shareholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 30, 2008 at 10:00 A.M. Pacific Time for the following purposes:

    (1) To elect Louis L. Borick, Steven J. Borick and Francisco S. Uranga to Class III of the Board of Directors;

    (2) To approve the 2008 Equity Incentive Plan; and

    (3) To transact such other business,  including one shareholder proposal, as
        may  properly   come  before  the  meeting  or  any   postponements   or
        adjournments thereof.

    Only shareholders of record at the close of business on April 4, 2008 are entitled to notice of and to vote at the Annual Meeting. On any business day from May 20, 2008 until May 30, 2008, during ordinary business hours, shareholders may examine the list of shareholders for any proper purpose relevant to the Annual Meeting at the Company's executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

    You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you choose to attend the Annual Meeting.

                         By Order of the Board of Directors

                         /s/ Robert A. Earnest

                         Robert A. Earnest
                         Vice President, General Counsel and Corporate Secretary
Van Nuys, California
Dated: April 25, 2008


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WHETHER OR NOT YOU PLAN TO ATTEND THIS  MEETING,  PLEASE  MARK,  SIGN,  DATE AND
RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.
--------------------------------------------------------------------------------

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                           Van Nuys, California 91406
                                ----------------

                                 PROXY STATEMENT

                                ----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 30, 2008


    This Proxy Statement is furnished to the shareholders of Superior Industries International, Inc., a California corporation ("Superior" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 30, 2008 at 10:00 A.M. Pacific Time and at all postponements and adjournments thereof (the "Annual Meeting"). The cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with shareholders. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of Superior common stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

    The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

    A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted FOR the election as directors of the individuals named below, FOR the approval of the 2008 Equity Incentive Plan and AGAINST the shareholder proposal, as recommended by the Board of Directors. If the proxy is not returned, your vote will not be counted. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or, if the person executing the proxy is present at the meeting, by voting his or her shares in person.

    The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its shareholders is April 25, 2008. The address of the principal executive offices of the Company is 7800 Woodley Avenue, Van Nuys, California 91406.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

    There were issued and outstanding 26,643,815 shares of Superior's common stock, par value $0.50 per share (the "Common Stock"), on April 4, 2008, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the shares entitled to vote.

    The following table sets forth information known to Superior as of March 1, 2008 with respect to beneficial ownership of the Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by the Named Executive Officers (as defined in the "Compensation Discussion and Analysis" section of this Proxy Statement) and by all directors and executive officers of Superior as a group:

                                                                                                         Percent
 Name and Address (+) of Beneficial Owner                                 Amount Beneficially Owned     Of Class
 ----------------------------------------                                 -------------------------    -----------
Third Avenue Management LLC (1)                                                    4,853,345              18.22%
  622 Third Avenue
  New York, NY 10017
Louis L. Borick                                                                    3,975,923 (3)(4)       12.81%
Barclays Global Investors, NA. (1)                                                 2,824,133              10.60%
  45 Fremont Street
  San Francisco, CA 94105
Dimensional Fund Advisors, Inc. (1)(2)                                             2,271,361               8.53%
  1299 Ocean Ave.
  Santa Monica, CA 90401
Donald Smith & Co., Inc. (1)                                                       2,014,578               7.56%
  152 West 57th Street, 22nd Floor
  New York, NY 10019
Met Investors Series Trust (1)                                                     1,893,604               7.11%
  5 Park Plaza, Ste. 1900
  Irvine, CA 92614
Sprucegrove Investment Management Ltd. (1)                                         1,736,200               6.52%
  181 Univeristy Ave., Ste. 1300
  Toronto, Ontario, Canada M5H 3M7
Juanita A. Borick                                                                  1,406,151               5.28%
Steven J. Borick                                                                     881,849 (3)(4)        3.22%
Michael J. O'Rourke                                                                   95,765 (3)(4)          *
Emil J. Fanelli                                                                       34,500 (3)(4)          *
Philip W. Colburn                                                                     18,430 (3)             *
V. Bond Evans                                                                         17,500 (3)             *
Sheldon I. Ausman                                                                     13,500 (3)             *
Michael J. Joyce                                                                       5,900 (3)             *
Margaret S. Dano                                                                       1,500                 *
Francisco S. Uranga                                                                        0                 *
Robert H. Bouskill                                                                    36,250 (3)(4)          *
Parkeen Kakar                                                                         33,499 (3)(4)          *
Kenneth A. Stakas                                                                      5,000 (3)(4)          *
Robert D. Bracy                                                                       54,508 (3)(4)          *
Stephen H. Gamble                                                                     13,250 (3)(4)          *
Gabriel Soto                                                                          57,500 (3)(4)          *
Robert A. Earnest                                                                      2,500 (3)             *
Eddie Rodriguez                                                                            0                 *
Cameron Toyne                                                                         10,000 (3)(4)          *
Ross Perian                                                                           23,499 (3)(4)          *
Erika Turner                                                                               0                 *

Superior's Directors and Executive Officers                                        5,280,873 (5)          18.65%
  As a Group (20 persons)


-----------------
 + All persons have the Company's principal office as their address, except as indicated.

 *  Less than 1%.

(1) Based on information provided by the shareholder in Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2007.

(2) Disclaims beneficial ownership on Schedule 13G filed with the Securities and Exchange Commission as of December 31, 2007.

(3) Includes 753,896,  500,000,  89,749, 53,500, 50,499, 31,500, 30,500, 29,499,
    19,499,  17,500,  17,500,  13,500, 9,250, 6,000, 5,000, 2,500, and 57 shares for Messrs. S. Borick, L. Borick, O'Rourke, Soto, Bracy, Bouskill, Fanelli, Kakar, Perian, Evans, Colburn, Ausman, Gamble, Toyne, Joyce, Earnest and Stakas, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 3, 2008 of non-statutory stock options that have been previously granted.

(4) Includes 13,102,  4,943,  4,750,  4,000,  4,000, 4,000, 4,000, 4,000, 4,000,
    4,000 and 4,000 shares for Messrs, S. Borick, Stakas, Bouskill, O'Rourke, Fanelli, Kakar, Bracy, Gamble, Soto, Toyne and Perian, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 3, 2008 of incentive stock options that have been previously granted.

(5) Includes 1,684,744 shares of which the directors and executive officers have the right to acquire beneficial ownership through the exercise within 60 days from March 3, 2008 of stock options that have previously been granted. Excluding Mr. L. Borick, the directors and executive officers collectively and beneficially own 1,304,950 shares, or 4.69% of the class. Each of such directors and executive officers has sole investment and voting power over his shares.

    A copy of Superior's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission ("SEC"), will be furnished to any shareholder without charge on written request to Ms. Erika H. Turner, Chief Financial Officer, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

    One of the purposes of the Annual Meeting is to elect three persons to Class III of the Board of Directors in accordance with the Company's Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class III of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified.

    The Company's Articles of Incorporation provide that its nine directors be divided into three classes. The term of office of those directors in Class III expires at the 2008 Annual Meeting of Shareholders; the term of office of those directors in Class I expires at the 2009 Annual Meeting of Shareholders; and the term of office of those directors in Class II expires at the 2010 Annual Meeting of Shareholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

Information Regarding Director Nominees

    Messrs. L. Borick, S. Borick and Uranga are currently serving as directors in Class III. Messrs. L. Borick and S. Borick were elected at the 2005 Annual Meeting of Shareholders and Mr. Uranga was appointed on January 1, 2007, each for a term of office expiring at the 2008 Annual Meeting of Shareholders. The Board of Directors recommended all the nominees for re-election. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 2008 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and incumbent directors and in the tables elsewhere in this Proxy Statement.

    Each of the following persons is nominated for election to Class III of the Board of Directors (to serve a three-year term ending at the 2011 Annual Meeting of Shareholders and until their respective successors are elected and qualified).

Vote Required and Board Recommendation

    The three persons receiving the largest number of affirmative votes shall be elected as Class III directors. Under California law, since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting.

However, the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action under California law and the Company's Articles of Incorporation and Bylaws.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES:
                                                   ---

Louis L. Borick

    Mr. L. Borick, Founding Chairman, currently serves as a member of the Board of Directors. Since founding the Company in 1957, he had served as Chairman of Superior's Board of Directors until May 24, 2007. Mr. L. Borick also served as President until January 1, 2003, and Chief Executive Officer of the Company until January 1, 2005. His son, Steven J. Borick, who also serves on Superior's Board of Directors, succeeded Mr. L. Borick as President, Chief Executive Officer and Chairman of the Board of Directors of Superior.

Steven J. Borick

    Mr. S. Borick, who is a son of Louis L. Borick, was appointed Chairman of the Board of Directors on May 23, 2007 and is now responsible for the formulation of the overall corporate policy of the Company and its subsidiaries. He was previously appointed President effective January 1, 2003, and was appointed Chief Executive Officer, effective January 1, 2005. He joined the Company in January 1999, after serving on Superior's Board for 18 years, and was appointed Vice President, Strategic Planning on March 19, 1999, and Executive Vice President on January 1, 2000. Prior to joining Superior, he was engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange listed company.

Francisco S. Uranga

    Mr. Uranga is Corporate Vice President and Chief Business Operations Officer for Latin America at Taiwan-based Foxconn, the largest electronic manufacturing services company in the world, where he is responsible for government relations, regulations, incentives, tax and duties, legal, customs, immigration, and land and construction issues. From 1998 to 2004, he served as Secretary of Industrial Development for the state government of Chihuahua, Mexico. Previously, Mr. Uranga was Deputy Chief of Staff and then Chief of Staff for Mexican Commerce and Trade Secretary Herminio Blanco, where he actively participated in implementing NAFTA and in negotiating key agreements with the Mexican government as part of the country's trade liberalization. Earlier, Mr. Uranga was Sales and Marketing Manager for American Industries International Corporation. He earned a B.A. in Business Administration from the University of Texas at El Paso and a Diploma in English as a Second Language from Brigham Young University. Mr. Uranga was appointed to the Board of Directors of Superior, effective January 1, 2007, and now serves on the Nominating and Corporate Governance and Strategy and Long Range Planning Committees of the Board of Directors of the Company. In the Spring of 2007, Mr. Uranga successfully completed the Stanford Directors' Forum, co-sponsored by the Stanford Graduate School of Business and Stanford Law School.

Selection of Nominees for Director

    It is the policy of the Board, as set forth in the Company's Corporate Governance Guidelines, to select director nominees who possess personal and professional integrity, sound business judgment, a willingness to devote the requisite time and energies to their duties as director, and relevant experience and skills to be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company's shareholders. Board members are evaluated and selected based on their individual merit as well as in the context of the needs of the Board as a whole.

    The  Nominating  and  Corporate  Governance  Committee  is  responsible  for identifying, reviewing, and recommending for the Board's selection qualified individuals to be nominated for election or reelection to the Board, consistent with the criteria set forth in the Company's Corporate Governance Guidelines. The Nominating and Corporate Governance Committee, in conducting such evaluation, may also take into account such other factors as it deems relevant. Prior to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee considers and reviews the existing director's Board and committee meeting attendance and performance, length of Board service, independence, as well as the experience, skills and contributions that the existing director brings to the Board. Further, the Nominating and Corporate Governance Committee receives disclosures relating to a director's independence and assists the Board in making determinations as to the independence of the directors. The Nominating and Corporate Governance Committee also conducts an annual review of the composition and structure of the Board as a whole.

    From time to time, the Nominating and Corporate Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates.

    Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at a meeting by providing written notice of such shareholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 120 days in advance of an annual meeting of shareholders, and with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder notice must contain the following information: the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the shareholder is a holder of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures, which nomination shall be void.

    The Nominating and Corporate Governance Committee recommended the directors nominated by the Board for election at the Annual Meeting, with the nominees abstaining. The Board has determined that Mr. Uranga is an independent director as defined by the Corporate Governance Rules of the New York Stock Exchange.

    The Company's policies and procedures regarding the selection of director nominees are described in detail in the Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, which
are        available       on       the        Company's        website       at
http://www.supind.com/investor/contact.aspx. In addition, printed copies of such Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter are available upon written request to the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Incumbent Directors

    Directors in the other two classes of directors whose terms are not currently expiring are as follows:

Class  I --  serving until the 2009 Annual  Meeting of  Shareholders  and until their respective successors are elected and qualified:

Philip W. Colburn

    Mr. Colburn has more than 40 years of experience in the automotive industry. Prior to its merger with Andrew Corporation in July 2003, he was the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry. He held this position since March 1988 and was CEO of the company from 1988 to 1993. Mr. Colburn chairs the Nominating and Corporate Governance Committee and serves on the Audit, Strategy and Long Range Planning and Compensation and Benefits Committees of the Board of Directors of the Company.

Margaret S. Dano

    Ms. Dano has served as a director of Fleetwood Enterprises, Inc., since September 2000, currently serving on both the Compensation Committee and the Governance and Nominating Committee. Ms. Dano was Vice President, Worldwide
Operations of Garrett Engine Boosting Systems, a division of Honeywell International Inc., from June 2002 until her retirement from that position in 2005. From April 2002 to June 2002, she was Vice President, Global Operations, Automation and Controls Solutions of Honeywell. She was Vice President, Supply Chain, Office Products of Avery Dennison Corporation from January 1999 to April 2002, and was Avery Dennison's Vice President, Corporate Manufacturing and Engineering from 1997 to 1999. Previously, she was Vice President, Operations Accessories, North America, of Black & Decker Corporation, and she served as a Program Manager, Product Manager and Plant Manager for General Electric Corporation for a five-year period in the early 1990s. Ms. Dano received a BSME in mechanical-electrical engineering from the General Motors Institute. Ms. Dano was appointed to the Board of Directors of Superior, effective

January 1, 2007, and now serves on the Audit, Nominating and Corporate Governance and Strategy and Long Range Planning Committees of the Board of Directors of the Company. Ms. Dano is also a director of several privately owned companies.

Class II -- serving  until the 2010  Annual  Meeting of  Shareholders  and until their respective successors are elected and qualified:

Sheldon I. Ausman

    On May 23, 2007 Mr. Ausman was elected to the newly established position of Lead Director for Superior. For 34 years until his retirement, Mr. Ausman was with the international firm of Arthur Andersen, accountants and auditors. He retired as the Managing Partner of the Southern California, Honolulu and Las Vegas offices. He also served as a member of the firm's Board of Partners and various other committees. Prior to reaching retirement age, Mr. Ausman served on the Board of Northern Trust Bank of California and was a director of Allen Telecom, a New York Stock Exchange listed manufacturer of wireless equipment to the telecommunications industry, prior to its merger with Andrew Corporation in July 2003. He currently is the Director of Client Services for Gumbiner Savett, Inc., a regional public accounting firm. In addition, he is a director of several nonprofit and privately owned companies. Mr. Ausman chairs the Audit Committee and serves on the Compensation and Benefits, Nominating and Corporate Governance and Strategy and Long Range Planning Committees of the Board of Directors of the Company.

V. Bond Evans

    Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960, he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc., a New York Stock Exchange listed company, he held a succession of upper management positions in Alumax, becoming President and Chief Executive Officer of the company in 1991. During his career Mr. Evans served as a Director and Committee Chairman of the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans chairs the Compensation and Benefits Committee and serves on the Nominating and Corporate Governance and Strategy and Long Range Planning Committees of the Board of Directors of the Company.

Michael J. Joyce

    Mr. Joyce has more than 30 years of experience in automotive and automotive related industries. Prior to his retirement, Mr. Joyce was President, CEO and a principal owner of Pacific Baja Light Metals, Inc, a manufacturer of aluminum wheels and other machined aluminum castings for the automotive industry. Pacific Baja has manufacturing facilities in the United States and Mexico. From 1983 to 1990, Mr. Joyce was Group President of the Aluminum Wheel Group of the Kelsey-Hayes Company. From 1971 to 1983, Mr. Joyce held various management positions with Rockwell International, the last as Vice President and General Manager of its Western Wheel Division, a manufacturer of aluminum wheels. Mr. Joyce holds a degree in physics from Kent State University and an MBA from Ohio State University. Mr. Joyce chairs the Strategy and Long Range Planning
Committee and serves on the Compensation and Benefits and Nominating and Corporate Governance Committees of the Board of Directors of the Company.

    The names of, and certain information with respect to, the nominees and the incumbent directors are as follows:

                                                                                                   First
                                                                                                Elected or
                                                                                                 Appointed
                    Name                      Age  Principal Occupation                        as a Director
                    ----                      ---  --------------------                        -------------
Nominees            Louis L. Borick           84   Founding Chairman                               1957

                    Steven J. Borick          55   Chairman  of  the  Board,   President  and      1981
                                                   Chief Executive Officer
                    Francisco S. Uranga       44   Corporate   Vice   President   and   Chief      2007
                                                   Business   Operations  Officer  for  Latin
                                                   America, Foxconn


                                      -6-

Incumbents          Sheldon I. Ausman         74   Lead   Director;    Director   of   Client      1992
                                                   Services, Gumbiner Savett, Inc.
                    Philip W. Colburn         79   Retired Chairman, Allen Telecom, Inc.           1991

                    Margaret S. Dano          48   Retired    Vice    President,    Worldwide      2007
                                                   Operations  of  Garrett  Engine   Boosting
                                                   Systems,    a   division   of    Honeywell
                                                   International Inc.
                    V. Bond Evans             73   Retired   President  and  Chief  Executive      1994
                                                   Officer, Alumax, Inc.
                    Michael J. Joyce          65   Retired  President  and CEO,  Pacific Baja      2005
                                                   Light Metals, Inc.

Committees and Meetings of the Board of Directors

    The Board of Directors of the Company held one special meeting and five regularly scheduled meetings in 2007. Two of the directors attended at least 90% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served, while the remaining directors had perfect attendance. Although the Company has no formal policy with regard to Board members' attendance at its annual meeting of shareholders, it is customary for the Company's directors to attend. All of the Company's directors attended the Company's 2007 Annual Meeting of Shareholders. In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Significant committees of the Board of Directors of the Company and the respective members are set forth below.

    The Audit Committee's functions include direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged to audit the Company's financial statements or to perform other audit, review or attestation services for the Company; discussing with the independent auditors their independence; review and discussing with the Company's independent auditors and management the Company's audited financial statements; and recommending to the Company's Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the previous fiscal year for filing with the SEC. The Audit Committee is composed of Sheldon I. Ausman (Committee Chair), Philip W. Colburn and Margaret S. Dano. Messrs. Ausman and Colburn and Madam Dano are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules and Rule 10A-3(b)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has determined that Mr. Ausman is an "audit committee financial expert" as defined by SEC rules based upon, among other things, his accounting background and experience. The Audit Committee met fourteen times in 2007. See also "Audit Committee Report" located below in this Proxy Statement.

    The Nominating and Corporate Governance Committee's functions include assisting the Board in identifying qualified individuals to become directors, recommending to the Board qualified director nominees for election at the shareholders' annual meeting, determining membership on the Board committees, recommending a set of Corporate Governance Guidelines and oversight of annual self-evaluations by the Board. The Nominating and Corporate Governance Committee is composed of Philip W. Colburn (Committee Chair), Sheldon I. Ausman, Margaret
S. Dano, V. Bond Evans, Michael J. Joyce and Francisco S. Uranga. Madam Dano and Messrs. Ausman, Colburn, Evans, Joyce and Uranga are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules. The Nominating and Corporate Governance Committee met three times in 2007.

    The Compensation and Benefits Committee's functions include review and approval of non-stock compensation for the Company's officers and key employees, and administration of the Company's Equity Incentive Plan. The committee consists of V. Bonds Evans (Committee Chair), Sheldon I. Ausman, Philip W. Colburn and Michael J. Joyce. As indicated above, Messrs. Ausman, Colburn, Evans and Joyce are independent as that term is defined in Section 303A.02 of the New York Stock Exchange's Corporate Governance Rules. The Compensation and Benefits Committee met three times during 2007. See also "Compensation Discussion and Analysis" located below in this Proxy Statement.

    The Strategy and Long Range Planning Committee's functions include review of the Company's long-term strategic financial objectives and the methods to accomplish them. The committee consists of Michael J. Joyce (Committee Chair), Sheldon I. Ausman, Philip W. Colburn, Margaret S. Dano, V. Bond Evans and Francisco S. Uranga. The Long Range Financial Planning Committee met twice during 2007.

    The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation and Benefits Committee, the Nominating and Corporate Governance Committee and the Strategy and Long Range Planning Committee, which are available on the Company's website at http://www.supind.com. Printed copies of these documents are also available upon written request to the Company's Secretary, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

Non-Management Executive Sessions

    Non-management   directors  meet  at  least  annually  and  generally  after regularly scheduled meetings of the Board of Directors. The Lead Director, Mr. Sheldon I. Ausman, now chairs these sessions.

Communications with Directors

    Shareholders and interested parties wishing to communicate directly with the Board of Directors, the Chairman of the Board, the Lead Director, the Chair of any committee, or the non-management directors as a group about matters of general interest to shareholders are welcome to do so by writing the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. The Secretary will forward these communications as directed. Before submitting shareholder proposals, the Company strongly encourages shareholders to commence a dialogue with the Company, as the Company may be able to informally address the shareholder's concerns without incurring the expense of a shareholder vote.

Corporate Governance Guidelines

    The Board believes in sound corporate governance practices and has adopted formal Corporate Governance Guidelines to enhance its effectiveness. Our Board has adopted these Corporate Governance Guidelines in order to ensure that it has the necessary authority and practices in place to fulfill its role of management oversight and monitoring in the interest and for the benefit of our shareholders. The Corporate Governance Guidelines set forth the practices our Board will follow with respect to, among other areas, director qualification and independence, board and committee meetings, involvement of and access to management, and Chief Executive Officer performance evaluation and succession planning (see "Selection of Nominees for Director" located above in this Proxy Statement with respect to how you can obtain a copy of the Corporate Governance Guidelines).

    To further strengthen the Company's corporate governance practices, the Board adopted two new provisions to serve the long-term interests of the Company's shareholders. First, the Company amended its Corporate Governance Guidelines to provide that any director who receives a "withhold" vote representing a majority of the votes cast for his or her election would be required to submit a letter of resignation to the Board's Nominating and Corporate Governance Committee which in turn would recommend to the full Board whether the resignation should be accepted. The decision and the decision-making process of the Board would then be disclosed in a Form 8-K that would be furnished to the SEC.

    Second, as announced last May, the Board created a new Lead Director position. The independent members of the Board designated Mr. Sheldon I. Ausman, also an independent member of the Board, as Lead Director for a two-year term. Mr. Ausman is the Chairman of the Audit Committee, a member of the Compensation and Benefits, Nominating and Corporate Governance and Strategy and Long Range Planning Committees, and is the Company's Audit Committee Financial Expert. The Lead Director's job responsibilities are set forth in the Company's Corporate Governance Guidelines. Among other responsibilities, the Lead Director makes recommendations to the Chairman of the Board regarding the agenda, structure, schedule and appropriate length of Board meetings, determines appropriate materials to be provided to the directors in collaboration with the Chairman, serves as an independent point of contact for shareholders wishing to communicate with the Board, maintains contact with the Chairperson of each committee  and,  in  consultation  with  the  Chairman,  assigns  tasks  to  the appropriate committees, serves as liaison between the Chairman and the independent directors, calls meeting of the independent directors as necessary, leads the independent directors in the annual review of the CEO's performance, meets and confers regularly with the CEO, presides at executive sessions of the independent directors and performs such other duties as the Board may delegate from time to time.

Code of Business Conduct and Ethics

    The Company has adopted a Code of Business Conduct and Ethics, a code of ethics that applies to all of the Company's directors, officers and employees. The Code of Business Conduct and Ethics is publicly available on the Company's website at http://www.supind.com and in print upon written request to the Company's Secretary at Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406. Any amendments to the Code of Business Conduct and Ethics or grant of any waiver from a provision of the code to any director or officer will be disclosed on the Company's website within five days of a vote of the Board of Directors or a designated Board committee that such an amendment or waiver is appropriate, and shall otherwise be disclosed as required by applicable law or New York Stock Exchange rules.

Compensation of Directors

    During 2007, all non-employee directors of the Company were each compensated at the rate of $36,000 per year for services as directors and $1,000 for each Board meeting attended. In addition, they received $2,000 for each committee meeting attended or $2,500 for each committee meeting chaired. The Lead Director receives additional compensation of $10,000 annually. Management members of the Board of Directors are not compensated for their service as directors.

    The Company typically enters into Salary Continuation Agreements with its non-employee directors, which provide for Superior to pay to the individual, upon ceasing to serve as a director of the Company for any reason, a monthly benefit up to 30% of the individual's final average compensation over the preceding 36 months. The benefit is not payable until vested and age 65, except in the event of death. Benefit payments continue through the later of 10 years or, if subsequent to retirement, the individual's death. Final average compensation does not include fees paid for attending Board and committee meetings.

    Effective May 23, 2007, Mr. Louis L. Borick resigned as Chairman of the Board, but continues to serve as a member of the Board. In recognition of his outstanding service and leadership to the Company, he was bestowed with the honorific title of Founding Chairman. On the same day, Mr. Steven J. Borick was elected to the office of Chairman of the Board. Neither the Founding Chairman nor the Chairman of the Board received any additional compensation for their service in these new capacities. If additional compensation is subsequently awarded, it shall be established by the Compensation and Benefits Committee.

    As former President, CEO and Chairman of the Board, Mr. Louis L. Borick continues to receive compensation as set forth in his Services Agreement, dated January 1, 2005. Effective March 1, 2007, the amended Services Agreement provides use of a company automobile, medical and dental benefits, and life insurance under a split dollar arrangement for a face value of $2,500,000. However, as a result of the Sarbanes-Oxley Act, the Company has decided not to pay such premiums, but rather to reimburse Mr. L. Borick for his payment of the premiums. Effective March 1, 2007, Mr. L. Borick began to receive an annual benefit of $300,000 pursuant to the terms of his Salary Continuation Agreement.

    Effective January 1, 2005, Mr. L. Borick also began receiving, per the terms of his 1994 Employment Agreement, one-twelfth of his annual base compensation as of December 31, 2004, during each of the ensuing 60 months. Thereafter, he will receive one-half of such amount during each of the 120 months following. Mr. L. Borick's annual base compensation on December 31, 2004 was $1 million. In the event of his demise, this benefit will terminate.

    Non-employee directors also participate in the Company's Equity Incentive Plan, which is described below in the "Long-Term Equity Incentive Compensation" section of the "Compensation Discussion and Analysis." Please refer to Table 7 - Director Compensation of the "Compensation Discussion and Analysis" for a summary of director compensation.

Transactions with Related Persons

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

    The Audit Committee, pursuant to the Audit Committee Charter approved by our Board, has oversight for reviewing material transactions, contracts and agreements, including related person transactions. The Audit Committee Charter requires that management of Superior inform the Audit Committee of all related person transactions. In addition, our Code of Business Conduct and Ethics requires our directors, officers and employees to report actual and potential conflicts of interest. Directors and officers are required to report such information to the Chairman of the Nominating and Corporate Governance Committee.

    Our Board and the Nominating and Corporate Governance Committee review annually any related person transaction involving a director in determining the independence of our directors pursuant to our Corporate Governance Guidelines, SEC rules and the NYSE listing standards.

Related Person Transactions

    There were no new related person transactions since the beginning of Superior's last fiscal year. The Company is a party to two real property leases with related persons that were previously in effect. The Company believes these related party transactions were fair to the Company and could have been obtained on similar terms from an unaffiliated third party.

    First, Superior's main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California, are subleased from the Louis L. Borick Trust and the Juanita A. Borick Management Trust. The trusts are respectively controlled by Mr. L. Borick, who is a director of the Company, and Juanita A. Borick, who is Mr. L. Borick's former spouse and the mother of Mr. S. Borick. One of the two buildings on the property is a casting plant containing approximately 85,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area comprise approximately 236,000 square feet. During fiscal 2007, Superior paid approximately $2,558,000 in rentals under the lease, which included an agreed upon retroactive rental payment for the period 2002 to 2007 of $1.0 million that had been accrued in prior years.

    Second, Superior leased the warehouse and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, who is a director and officer of the Company, and Mr. Robert Borick and Ms. Linda Borick Davidson, two other of Mr. L. Borick's children. During fiscal 2007, Superior paid Keswick Properties $104,000 in rentals under the lease. The Company returned this property to the lessor in May of 2007 with no further financial obligation.

                                   PROPOSAL 2
                           2008 EQUITY INCENTIVE PLAN

    On March 28, 2008, the Board of Directors adopted the Superior Industries International, Inc. 2008 Equity Incentive Plan (the "2008 Plan"), and now seeks shareholder approval of the 2008 Plan at the Annual Meeting.

    As of March 31, 2008, of the 3,000,000 shares originally available for issuance under the Company's 2003 Equity Incentive Plan, 641,851 shares remained available for grants. The Board of Directors believes this is not sufficient to meet the Company's compensation and retention needs in the reasonably foreseeable future. The adoption of the 2008 Plan is therefore necessary to ensure that enough shares will be available for the issuance of equity awards so as to:

    o attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards,
    o   motivate high levels of performance,
    o   recognize employee contributions to the Company's success, and
    o align the interests of plan participants with those of the Company's stockholders.

    Without the ability to grant equity-based awards for these purposes, we may not remain competitive for qualified non-employee directors and executives, and skilled employees and consultants in the automotive industry, particularly against similar companies vying for a limited talent pool. The provisions of the 2008 Plan are summarized below. There has been no determination with respect to future awards under the 2008 Plan as of the date of this Proxy Statement.

    The 2008 Plan is intended to adopt "best practices" approach to the Company's equity award program and provide flexibility in the types of equity incentives that may be offered to employees, consultants and non-employee directors.

    The 2008 Plan reserves 3,500,000 Shares for issuance. Upon receiving stockholder approval of the 2008 Plan, no further grants will be made under the Company's 2003 Equity Incentive Plan, but Shares may continue to be issued under such plan pursuant to grants previously made. The 3,500,000 shares reserved for issuance will serve as the underlying value for all equity awards under the 2008 Plan. However, no more than 100,000 shares may be issued under the 2008 Plan as "full-value" awards, which under the 2008 Plan include both Restricted Stock and Performance Units.

                   THE SUPERIOR BOARD OF DIRECTORS UNANIMOUSLY
                   RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
                                            ---

Summary of the 2008 Equity Incentive Plan

General

    The 2008 Plan provides for grants of stock options, stock appreciation rights ("SARs"), restricted stock and performance units (sometimes referred to individually or collectively as "Awards") to non-employee directors, officers, employees and consultants of the Company and its subsidiaries. Stock options may be either "incentive stock options" ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NQSOs").

Plan Administration; Amendment and Termination

    The Board and/or one or more of its committees shall administer the 2008 Plan in accordance with applicable law ("Administrator"). The Board presently intends to delegate this responsibility to the Compensation and Benefits Committee. The Administrator may amend, suspend or terminate any portion of the 2008 Plan for any reason, but must obtain stockholder consent for any material Plan amendment, or the consent of affected plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. The 2008 Plan terminates in 2018. However, such termination will not affect Awards granted under the 2008 Plan prior to termination.

Reversion of Shares to the Plan

    When Awards made under the 2008 Plan expire or are forfeited, the underlying shares will become available for future Awards under the 2008 Plan. Shares awarded and delivered under the 2008 Plan may be authorized but unissued shares or reacquired shares.

Eligibility for Awards

    Employees, officers, consultants and non-employee directors of the Company or its subsidiaries may be granted Awards under the 2008 Plan. The 2008 Plan Administrator determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the 2008 Plan may consist of a single type or any combination of the types of Awards permissible under the 2008 Plan as determined by the Administrator (or by the full Board in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant's duties and responsibilities, the value of the participant's past services, his or her potential contributions to the Company's success and other factors.

Exercise Price Limitations

    The 2008 Plan Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. The exercise price for shares under an ISO may not be less than 100 percent of fair market value on the date the Award is granted under Code Section 422. However, ISOs granted to individuals owning 10% or more of the total combined voting power of all classes of the Company's stock must be granted with an exercise price not less than 110 percent of the fair market value on the date of grant. Similarly, under the terms of the 2008 Plan, the exercise price for SARs and NQSOs may not be less than 100 percent of fair market value on the date of grant. There is no minimum exercise price prescribed for restricted stock and performance units awarded under the 2008 Plan.

No Material Amendments or Re-Pricing Without Shareholder Approval

    Except for adjustments upon changes in capitalization, dissolution, merger or asset sale, the 2008 Plan prohibits the Company from making any material amendments to the 2008 Plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without shareholder approval.

Individual Grant Limits

    No participant may be granted Awards in any one year to purchase more than an aggregate of 300,000 shares. Such limitation is subject to proportional adjustment in connection with any change in the Company's capitalization as described in the 2008 Plan.

Award Exercise; Payment of Exercise Price

    The Administrator will determine when Awards become exercisable. However, no Award may have a term longer than ten years from the date of grant unless otherwise approved by the Company's shareholders, and no Award may be exercised after expiration of its term. An Award that becomes exercisable based on the participant's continuous status as an employee, consultant or nonemployee director, must require no less than a three (3) year ratable-vesting period for such Award to become exercisable in full. After an Award is granted, in no event may the Administrator accelerate the time upon when the Award is exercisable except in the case of the participant's death, disability, or a change in control of the Company. Payment for any shares issued upon exercise of an Award shall be specified in each participant's Award Agreement, and may be made by cash, check or other means specified in the 2008 Plan.

Tax Withholding

    The Company shall have the right to deduct or withhold or require a participant to remit to the Company an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, or Disability

    If a participant's employment, consulting arrangement, or service as a non-employee director terminates for any reason, vesting of ISOs, NQSOs and SARs generally will stop as of the effective termination date. Participants generally have thirty (30) days from their termination date to exercise vested unexercised options and SARs before they expire. Longer post-termination exercise periods apply in the event the termination of employment or cessation of service results from death or disability. If a participant is dismissed for misconduct, the right to exercise shall terminate immediately upon such termination.

Non-Transferability of Awards

    Unless otherwise determined by the Administrator, Awards granted under the 2008 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant's lifetime.

Stock Appreciation Rights

    Under the 2008 Plan, SARs may be settled in shares or cash and must be granted with an exercise price not less than 100 percent of fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive cash or a number of shares equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, assume a participant is granted 100 SARs with an exercise price of $10 and assume the SARs are later exercised when the fair market value of the underlying shares is $25 per share. At exercise, the Participant is entitled to receive 60 shares [(($25 fair market value per share - $10 exercise price per share) x 100 SARs) / $25 fair market value per share], or $1,500 in cash (60 shares x $25 per share).

Restricted Stock

    The 2008 Plan also permits the Company to grant restricted stock. However, no more than 100,000 shares may be granted as "full-value" awards, which include both restricted stock and performance units. The 2008 Plan Administrator has discretion to establish periods of restriction during which shares awarded remain subject to forfeiture or the Company's right to repurchase if the participant's employment terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Administrator in its discretion. The period of restriction shall not be less than one year for Awards that are earned based on the attainment of performance goals, and less than three years for Awards that are earned based on continuous status as an employee, consultant or director. During periods of restriction, a participant has the right to vote his or her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Performance Units

    The 2008 Plan also permits the Company to grant performance units that are payable in Company shares or in cash. However, no more than 100,000 shares may be granted as "full-value" awards, which include both restricted stock and performance units. Each performance unit is equivalent in value to one share of the Company's common stock. Depending on the number of performance units that become vested at the end of the performance period, the equivalent number of shares are payable to the participant, or the equivalent value in cash. The performance goals may be based on the Company's performance and/or individual performance objectives as determined by the Administrator. Each Award shall have a minimum performance period of one year if the performance goals or other vesting provisions are performance based, and a minimum of three years in the case of vesting provisions that are based on continued service. The 2008 Plan is designed to permit the Company to pay compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

Changes in Capitalization; Change of Control

    The 2008 Plan provides for exercise price and quantity adjustments if the Company declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if the Company merges with another entity that does not either assume the outstanding Awards or substitute equivalent Awards. However, the Company does not presently have employment arrangements with executive officers that provide for accelerated vesting of stock options.

Participation in the Plan

    Except as otherwise provided in the 2008 Plan, the grant of Awards is subject to the discretion of the 2008 Plan Administrator. No determinations have been made with respect to future awards under the 2008 Plan.

U.S. Federal Income Tax Consequences

Option Grants

    Options granted under the 2008 Plan may be either ISOs, which are intended to satisfy the requirements of Section 422 of the Code, or NQSOs, which are not intended to meet those requirements. The Federal income tax treatment for NQSOs and ISOs is summarized below.

Non-Qualified Stock Options

    No taxable income is recognized by an optionee upon the grant of an NQSO. Generally, the optionee will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will be equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. The Company and the optionee are required to satisfy the tax withholding requirements applicable to that income, unless the optionee is a non-employee director or consultant, where in such case tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to exercised NQSOs.

Incentive Stock Options

    No taxable income is recognized by an optionee upon the grant of an ISO. Generally, the optionee will not recognize ordinary income in the year in which the option is exercised, although the optionee's gain from exercise may be subject to alternative minimum tax. If the optionee sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, then the sale is treated as a disqualifying disposition and the optionee will be taxed in the year of disposition on the gain from exercise, but not exceeding the gain from disposition as ordinary income and the balance of the gain from disposition, if any, as short-term or long-term capital gain. The Company will be entitled to an income tax deduction that equals the amount of the optionee's compensatory ordinary income. If the optionee does not make a disqualifying disposition, then the Company will not be entitled to a tax deduction.

Stock Appreciation Rights

    No taxable income is recognized by an optionee upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised. The amount of ordinary income will be the fair market value of the shares received or the cash payment received. The Company and the participant are required to satisfy the applicable tax withholding requirements, unless the participant is a non-employee director, where in such case tax withholding is not required. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised SARs.

Restricted Shares Plan

    The tax principles applicable to the issuance of restricted shares under the 2008 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants in that they are both governed by
Section 83 of the Code. Generally, when the restriction lapses, the grantee will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares. Alternatively, at the time of the grant, the grantee may elect under Section 83(b) of the Code to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the Section 83(b) election is made, the grantee will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. The Company will be entitled to an income tax deduction equal to the ordinary income recognized by the grantee in the year in which the grantee recognizes such income.

Performance Units

    Generally, a plan participant who is granted Performance Units will recognize ordinary income in the year payment occurs. The income recognized will generally be equal to the fair market value of the shares received or the cash payment. The Company will generally be entitled to an income tax deduction equal to the income recognized by the participant on the payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of Executive Compensation

    We anticipate that any compensation deemed paid by the Company in connection with the exercise of both ISOs and NQSOs will not be subject to the Code Section 162(m) $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Shareholder Approval

    The Company is seeking shareholder approval of the 2008 Plan, including the shares reserved under the 2008 Plan. The Board believes that it is in the best interest of the Company to have a comprehensive equity incentive program. The 2008 Plan provides a meaningful opportunity for officers, directors, employees, consultants and other independent contractors to acquire a proprietary interest in the Company, thereby encouraging those individuals to remain in the Company's service and more closely align their interests with those of the stockholders, and at the same time provide the Company with the flexibility to manage stockholder dilution. A copy of the 2008 Plan is attached hereto as Exhibit A.

Required Vote and Board Recommendation

    The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum, shall be required to approve this proposal. Shares of Common Stock that are voted "FOR", "AGAINST" or "ABSTAIN" on the proposal are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares of Common Stock voted "FOR" or "AGAINST" are treated as shares of Common Stock "represented and voting" at the Annual Meeting with respect to the proposal. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to the proposal.

                   THE SUPERIOR BOARD OF DIRECTORS UNANIMOUSLY
                    RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.
                                             ---

                                   PROPOSAL 3
                              SHAREHOLDER PROPOSAL

    A shareholder has informed the Company that it intends to present the proposal below at the Annual Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company Common Stock held by the proponent promptly upon receipt of an oral or written request.

                Director Election Majority Vote Standard Proposal

    The shareholder proposal and supporting statement are quoted verbatim below:

    Resolved: That the shareholders of Superior Industries International, Inc. ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

    Supporting Statement: In order to provide shareholders a meaningful role in director elections, our company's director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from the nominee.

    In response to strong shareholder support for a majority vote standard in director elections, companies are increasingly adopting a majority vote standard in company by-laws. Additionally, these companies have adopted bylaws or policies to address post-election issues related to the status of director nominees that fail to win election. Our Company has not established a majority vote standard in Company bylaws, opting only to establish a post-election director resignation governance policy. The Company's director resignation policy simply addresses post-election issues, establishing a requirement for directors to tender their resignations for board consideration should they receive more "withhold" votes than "for" votes. We believe that these director resignation polices, coupled with the continued use of a plurality vote standard, are a wholly inadequate response to the call for the adoption of a majority vote standard.

    We believe the establishment of a meaningful majority vote policy requires the adoption of a majority vote standard in the Company's governance documents, not the retention of the plurality vote standard. A majority vote standard combined with the Company's current post-election director resignation policy would provide the board a framework to address the status of a director nominee who fails to be elected. The combination of a majority vote standard with a post-election policy establishes a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director.

               Company Response to Shareholder Proposal Regarding
                         Method of Voting for Directors

    WHAT IS THE RECOMMENDATION OF THE COMPANY? THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS\ SHAREHOLDER PROPOSAL.
     -------

    WHY DOES THE COMPANY OPPOSE THIS PROPOSAL? The Company believes that this proposal is not in the best interest of the shareholders because it is unnecessary and will introduce uncertainty for the reasons explained below:

    o The shareholder proposal is unnecessary because the Company has already addressed the issue raised by the proposal. Under the Company's Corporate Governance Guidelines, in an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee and the Board must then act upon the tendered resignation, culminating with a public disclosure explaining the Board's decision and decision-making process.

    o Moreover, the proposal cannot be implemented under California law. The proposal calls for directors in uncontested elections to be elected by a "majority of votes cast," but California law permits only a plurality voting standard, which the Company uses, or, since 2007, the "approval of the shareholders" standard. Approving the proposal would create unnecessary legal and corporate governance uncertainty for the Company since it would conflict with California law.

    o   Even  if  the  proposal   sought  the   permissible   "approval  of  the
        shareholders" standard, this standard differs significantly from the "majority of votes cast" standard sought by the shareholder proposal. Under the "approval of the shareholders" standard, and unlike a "majority of votes cast" standard, the director must receive an absolute minimum number of affirmative votes. That minimum number is a majority of the required quorum for the meeting. This standard is unusual in corporate elections. Applying this standard would mean that even if there are no "withheld" votes with respect to a director, that director might fail to be elected if he or she does not receive an absolute minimum number of affirmative votes.

    o The New York Stock Exchange is proposing to eliminate discretionary voting by brokers for directors whereby brokers would not be able to cast votes to elect directors for underlying shares unless instructed by the shareholder. The Company believes that, if adopted, the New York Stock Exchange proposal would be particularly burdensome for California-incorporated companies that are listed on the New York Stock Exchange, such as the Company, by making it even more difficult to obtain the absolute minimum number of affirmative votes under the "approval of the shareholders" standard.

    o An additional disadvantage to adopting the "approval of the shareholders" standard is that by doing so, the Company will also be required to terminate the directorship within 90 days of all directors who fail to be elected under that voting standard, regardless of whether a successor has been qualified, nominated and appointed and regardless of whether it is in the best interests of the Company and its shareholders. The shareholder proposal, in its supporting statement, states that it seeks to reserve for the board "an important post-election role in determining the continued status of an unelected director". However, adopting the "approval of the shareholders" standard and its related 90-day mandatory termination provision would deny the board any role in determining the status of an unelected director after 90 days, and would put the Company at risk of being unable to fill board vacancies timely.

    o The "approval of the shareholders" standard for director elections comes from a new California law that is untested, and a former California Commissioner of Corporations has publicly warned that the new law has serious drawbacks that could jeopardize shareholder interests. The Company does not believe it is prudent to experiment with director elections under California's new and untested law.

    o In January 2006, the American Bar Association recommended that plurality voting continue to be the standard used in director elections. There is little evidence of a need to change the current voting standard in the Company's case. Concerns that directors will be elected with one vote are unfounded where our directors have been elected by high margins and few withheld votes, as discussed below.

    HOW ARE THE COMPANY'S DIRECTORS CURRENTLY ELECTED? The Company is a California corporation and, as a result, has adopted a voting standard for the election of directors that complies with California law and that we believe is the generally accepted standard for director elections. In their 2007 director elections, Apple Computer, Inc., and Broadcom Corporation, both major California-incorporated public companies, used the same plurality voting standard that the Company uses. The Company's voting standard provides that directors are elected by a plurality of votes cast. For the Company, this means that the nominees for director receiving the highest number of "For" votes cast at the Company's annual meeting are elected as directors to fill the number of open positions on the Board. This approach is time-tested and well supported. Last year, all three of the nominated directors were elected with an average in excess of 75% of the votes cast. Thus, the Company believes there is no need to expend additional Company funds and resources on this proposal.

Vote Required and Board Recommendation

    The affirmative vote of a majority of shares of Common Stock represented and voting at the Annual Meeting at which a quorum is present, together with the affirmative vote of at least a majority of the required quorum, shall be required to approve this proposal. Shares of Common Stock that are voted "FOR", "AGAINST" or "ABSTAIN" on the proposal are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares of Common Stock voted "FOR" or "AGAINST" are treated as shares of Common Stock "represented and voting" at the Annual Meeting with respect to the proposal. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to the proposal.

                   THE SUPERIOR BOARD OF DIRECTORS UNANIMOUSLY
                  RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 3.
                                           -------

                      COMPENSATION DISCUSSION AND ANALYSIS

Introduction

    This Compensation Discussion and Analysis ("CD&A") describes the compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, as named in the tables below at "Executive Compensation Tables." We refer to all of these officers as "Named Executive Officers." Although the compensation programs discussed below are applicable to Named Executive Officers and other executives of the Company, this CD&A focuses exclusively on the Named Executive Officers. With respect to the 2007 fiscal year, the following CD&A identifies the Company's current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the Named Executive Officers.

Compensation Philosophy and Objectives

    Our executive compensation programs are designed to recruit, retain and motivate experienced and qualified executive talent. They are designed to reward the achievement of annual and long-term strategic goals, with the ultimate objective of creating shareholder value. This results in a significant portion of the compensation paid to the Named Executive Officers being tied to the financial performance of the Company and the future value of our common stock. However, the Company also recognizes that it must have the ability to successfully compete for exceptional executives. Therefore, in addition to being strategically focused, it is essential to the Company that it provides compensation that is competitive as compared to similar positions of comparable companies. Accordingly, with respect to the Named Executive Officers, the Company's executive compensation programs are designed to provide:

    o Levels of base compensation that are competitive with comparable companies;
    o Annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of the Company;
    o Long-term incentive compensation that focuses executive efforts on building shareholder value through meeting longer-term financial and strategic goals; and
    o Executive benefits that are meaningful and competitive with comparable companies.

In designing and administering the compensation programs of the Named Executive Officers, the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee") attempts to strike an appropriate balance among these elements, each of which is discussed in more detail below. The Committee considers the pay practices of comparable companies to determine the appropriate pay mix and compensation levels, as well as specific short- and long-term strategic objectives of the Company. The following section describes the various methodologies of the Committee in its design, administration and oversight of the compensation programs of the Named Executive Officers.

Methodology for Establishing Compensation

    The Committee has direct responsibility for making recommendations to the Board regarding the approval, amendment or termination of the Company's executive compensation plans, policies and programs. As set forth in its charter, the Committee establishes the annual compensation of the Company's
Chairman  and  Chief  Executive  Officer  ("CEO").   Further,   it  reviews  the
compensation policy for the Company's other executive officers and makes recommendations to the Board of Directors. The Committee has the authority to retain the services of outside advisors and experts to assist it in fulfilling its responsibilities.

    The Committee is comprised solely of non-management members of the Board of Directors. As determined by the annual review of any and all relationships that each director may have with the Company, the Board of Directors has determined that none of the Committee members have any business relationship with the Company. No member of the Committee was an officer or employee or former officer or employee of the Company or its subsidiaries and no member has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC relating to compensation committees. The Committee's charter requires a minimum of three directors and the Committee is presently composed of four members. Each member of the Committee meets the independence requirements as promulgated by the New York Stock Exchange. The Committee meets as necessary or desirable and met three times in fiscal year 2007. The Committee may also take action as appropriate through the use of unanimous written consents.

Setting Executive Compensation

    The Committee is responsible for establishing the annual compensation of the Company's CEO. For the remaining Named Executive Officers and other executives of the Company, the CEO recommends compensation levels and specific components of compensation. The Committee reviews these recommendations and adjusts them as it deems appropriate before approving any changes.

    As a result of domestic insolvency and foreign competition in the aluminum wheel industry specifically and the automotive OEM suppliers generally, the Committee cannot create a direct peer group for comparing the Company's compensation practices. Rather, the Committee must review published compensation surveys covering a wide array of public companies, some larger and some smaller than the Company. In 2007, the Committee relied primarily on the published surveys of Watson Wyatt Data Service and Economic Research Institute and generally targeted compensation levels between the 50th and 75th percentile of manufacturing companies with similar profiles. The compensation surveys effectively provide data for subjective review and confirmation of the reasonableness of the salaries paid to the Named Executive Officers. The data also provides the Committee with valid information concerning market pay practices with respect to the pay mix among base salary, annual bonus and long-term incentives. The Committee may diverge from the survey data to recognize exceptional talent and meet local labor market conditions, and may provide other benefits to recruit, retain and motivate highly qualified executives.

2007 Executive Compensation Components

    For the fiscal year ended December 30, 2007, the principal components of compensation for Named Executive Officers were:

            o   Base salary;
            o   Performance-based annual incentive compensation;
            o   Long-term equity incentive compensation;
            o   Retirement and similar benefits; and
            o   Other benefits.

The Committee does not utilize a specific formula for allocating compensation among the various components. Instead, the Committee subjectively considers market pay practices and whether the total compensation package as a whole is fair, reasonable and in accordance with the interests of the shareholders.

Base Salary

    The Committee considers the competitiveness of overall compensation and evaluates the performance of the executive officers and adjusts salaries accordingly. The objective of the base salary is to provide a fixed element of compensation that competitively rewards the executive's skills, experience and contributions to the Company.

    All recommendations regarding CEO compensation were made by the Committee with no involvement of the CEO or any other member of executive management. The base salary of Mr. Steven J. Borick was established in his employment agreement effective January 1, 2005. Pursuant to the agreement, Mr. S. Borick's annual base salary of $750,000 may not be reduced below this level. Since January 1, 2005 through 2007, Mr. S. Borick's base salary has remained at $750,000, although the Board of Directors in its sole discretion has the right to annually adjust his base salary.

    For Named Executive Officers other than the CEO, base salary adjustments were based on subjective recommendations of the CEO to the Committee, taking into account the individual executive's performance and the profitability of the Company. Both the CEO and the Committee reviewed executive officer compensation survey data from Watson Wyatt Data Service and Economic Research Institute. Compensation data for comparable companies is obtained from these sources to ensure that the Company continues to reward its principal executives with competitive compensation.

    Base salaries for Named Executive Officers other than the CEO are generally reviewed each year in conjunction with the annual performance review process. In addition, base salaries are adjusted when deemed necessary to meet market competition or when appropriate to recognize increased responsibilities. The last salary review for each of the Named Executive Officers was July 31, 2007 for Mr. O'Rourke, July 18, 2007 for Mr. Stakas, July 30, 2007 for Mr. Fanelli and September 19, 2007 for Mr. Earnest.

Performance-Based Annual Incentive Compensation

    The determination as to the portion of the bonus pool awarded to each Named Executive Officer, other than the CEO, is entirely subjective and discretionary based on an evaluation of his or her performance as memorialized in the Company's annual Performance Appraisal and Development Guide, as well as the officer's contribution for the year. The Committee approves the establishment of the bonus pool and the amount. Individual bonus awards, other than for the CEO, are based on recommendations of the CEO and a final amount is approved by the Committee. In 2007, the bonus pool for Named Executive Officers, excluding the CEO, was $60,000. Also in 2007, the Committee directed management to develop and implement a performance-based annual incentive plan based on defined and measurable goals. This plan is expected to be implemented in 2008.

    In 2005, the Board of Directors and the shareholders approved an Executive Incentive Bonus Plan (the "CEO Bonus Plan") for Mr. Steven Borick, the Company's President and CEO. The CEO Bonus Plan was still in effect for fiscal year 2007. The purpose of the CEO Bonus Plan is to provide Mr. S. Borick an incentive to meet the Company's short-term goals. Under the CEO Bonus Plan, Mr. S. Borick is eligible to receive a target incentive of 75% of his annual base salary if the Company's pretax income before executive bonuses ("Pre-Tax Net Income") as defined in the Bonus Plan is equal to 100% of the annual Pre-Tax Net Income target as approved by the Committee. However, if such adjusted pretax income target is not met, the award is reduced such that no bonus is awarded if the Pre-Tax Net Income is less than 66% of the annual Pre-Tax Net Income target. A pro rata interpolated rate will be awarded between 66% and 100% of the annual Pre-Tax Net Income target. If Pre-Tax Net Income is greater than the annual Pre-Tax Net Income target, Mr. S. Borick is eligible for awards that will be interpolated up to 300% of the target incentive with a maximum award of $1,687,500. The CEO Bonus Plan expires by its terms on January 1, 2010. In 2005 and 2006, Mr. S. Borick was not paid a bonus. In 2007, the Pre-Tax Net Income target was set at $20,400,000 and Mr. S. Borick achieved 79.14% of this target, resulting in an earned bonus of $445,175.

    When the CEO Bonus Plan was established, outside compensation consultants were engaged to review and research competitive market salary and bonus data. Based on published compensation surveys summarized above in the discussion of "Base Salary," even if Mr. Borick were to receive the maximum payout under this plan, his total cash compensation would fall between the 50th and 75th percentile for total CEO cash compensation, which ranges between $1,613,000 and $2,487,000, meaning that his cash compensation will fall within expected market level compensation. The Committee has the right to prospectively amend or terminate the CEO Bonus Plan, but cannot increase the amount of bonus payable in excess of that provided for under the plan formula. The Committee is responsible for the administration of the CEO Bonus Plan. The Committee annually determines whether the target incentive has been achieved and what compensation is payable to Mr. S. Borick. When earned, Mr. S. Borick's bonus award is paid in cash.

Long-Term Equity Incentive Compensation

    On May 9, 2003, the shareholders approved the 2003 Equity Incentive Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, and to promote the success of the Company's business. Pursuant to this plan, the Committee has the authority to approve stock option awards, stock appreciation rights and stock awards. However, the Committee has not approved any stock appreciation rights or stock awards to date. Stock option awards have been the only long-term equity incentive award approved by the Committee. However, the Committee continues to periodically consider other equity awards and re-evaluates whether such awards are consistent with the compensation philosophy of the Company and with the shareholders' interests.

    The determination as to the number of stock options to be awarded to each Named Executive Officer is entirely subjective and discretionary and is based on a number of factors, namely, market pay practices, recent performance, recent and expected contributions, the number and timing of previous stock options awards granted and their exercise price and the total numbers of options to be granted. Individual bonus awards are based on recommendations of the CEO, with the input of the Vice President of Human Resources, and then reviewed and approved by the Committee. The Committee considers pay practices of comparable companies in this determination but does not solely rely on the survey data to identify the appropriate award levels. The stock option awards also take into account the financial performance of the Company without regard to any specified formula.

    Stock option awards generally vest twenty-five percent (25%) per year commencing after one year. Therefore, the stock option awards are not fully vested until after 4 years. However, the Committee retains the authority to grant stock option awards using a different vesting schedule. The Committee prefers time-based vesting because of its effect on the retention of executives. In contrast, the requirements for performance-based vesting could be satisfied in a short period and thereby sacrifice the objective of executive retention.

    The Committee decided in 2007 to set a fixed date for the issuance of stock option awards. Accordingly, future stock option awards will be approved one week after the release of earnings for the first quarter of the fiscal year, provided that all material information that might impact the Company's stock price has been disclosed. In 2007, the Company's annual stock option awards were approved and granted on December 12, 2007, to allow the Company adequate time to outsource the administration of its stock option award program to Solium Capital LLC and properly reprice certain employee stock option grants pursuant to a tender offer. The Committee expects that for 2008, the Company's annual stock option awards will be approved and granted one week after the release of earnings for the first quarter.

    For new employees, the Committee may approve a grant on the employee's date of hire or as soon thereafter as is practicable. Further, the Committee reserves the authority to issue additional stock option awards, as it may deem desirable. Pursuant to the 2003 Equity Incentive Plan, the exercise price for all stock options will be set at the stock price on the date of grant. In practice, the Committee selects the closing stock price on the date of grant.

Retirement and Similar Benefits

    Under the Company's Supplemental Executive Retirement Plan, the Company generally enters into Salary Continuation Agreements with its Named Executive Officers. These agreements provide for the Company to pay to the individual, upon ceasing to be employed by the Company for any reason, after having reached specified vesting dates and after reaching the age of 65 (or in the event of death while in the employ of the Company prior to separation from service), a benefit equal to 30% of the individual's final average compensation over the preceding 36 months, paid weekly. Such payments continue for 10 years or until death, if death occurs more than 10 years following the employee's retirement date. Final average compensation only includes base salary for employees. Messrs. S. Borick and O'Rourke are vested in the Supplemental Executive Retirement Plan, Mr. Fanelli will be vested in the Plan in July 2008, and Messrs. Stakas and Earnest are expected to be included in the Plan in 2008.

    Along with all employees, the Named Executive Officers may participate in the Company's Savings and Retirement Plan. For fiscal year 2007, the Company made two types of contributions to this plan for all employees. First, it made a matching contribution of 50% of the first 4% of before-tax contributions made to the plan, up to the legal limit of $15,500 in 2007. In addition, the Company contributed 1% of the employee's compensation to the plan each year. Company contributions do not vest until after 2 years, at which time 20% of the benefit vests each year until 100% vesting is reached after 6 years of service. In the event of disability, death or retirement, 100% vesting is immediate.

    To increase employee participation in the Company's Savings and Retirement Plan, the Company amended its plan in 2007 to adopt certain new provisions under the Pension Protection Act of 2006. As a result, effective January 1, 2008, the Company's matching contribution formula and vesting schedule will change. For fiscal year 2008, the Company will match 100% of the first 1% of before-tax contribution made to the plan and 50% of such contributions over 1% and up to 6%. However, the Company will not match employee contributions that are in excess of the legal limit of $15,500 in 2008. Also, commencing January 1, 2008, all future Company contributions will be 100% vested after 2 years of service.

Other Benefits

    The Company provides its Named Executive Officers with incidental benefits that the Committee believes are reasonable and consistent with the competitive market. The primary benefits are an automobile allowance and life insurance benefits. In addition, the Named Executive Officers may participate in the Company's health and welfare benefit plans that are available to other executives and employees. In addition, the Company paid certain one-time relocation expenses on behalf of Mr. Stakas as an inducement to accept the Company's offer of employment. As detailed in the Executive Compensation Tables below, such relocation expenses included a resettlement allowance plus travel, temporary living expenses, real estate costs (including costs of guaranteeing a portion of the sales price of a former residence) and shipment of household and other personal property. In the Committee's judgment, such expenses were reasonable and customary for recruiting and relocating an executive officer.

Employment Agreements

    Effective January 1, 2005, Superior entered into an employment agreement with Mr. Steven J. Borick as President and Chief Executive Officer. The agreement provides for a five year term, a minimum annual base salary of $750,000, equity compensation commencing March 1, 2006, in the form of an annual stock option grant at fair market value of 120,000 shares per year, an automobile allowance, life insurance and other customary employee benefits. Upon an early termination of the agreement by the Company without cause, Mr. S. Borick will receive one year's base compensation, that is $750,000, in the form of twenty-six biweekly payments. Upon Mr. S. Borick's termination of employment due to a "change in control", as defined in the agreement, Mr. S. Borick shall receive three year's base compensation, that is $2,250,000, in the form of seventy-eight biweekly payments. There are no other benefits payable in the event of termination or change of control. Also, no other Named Executive Officer has an agreement that provides for severance upon termination or change of control.

Tax Deductibility of Executive Compensation

    To maximize shareholder value, the Committee endeavors to minimize the after-tax cost of compensation, but not in a manner that would compromise our compensation philosophy or objectives. For example, consistent with our compensation philosophy, the Committee structured the CEO's Bonus Plan to be performance based to qualify any payments thereunder as deductible compensation expenses under Code Section 162(m). In 2007, the deductibility of the compensation paid to the NEOs was not limited by Code Section 162(m).

Shareholder Derivative Litigation

    As previously disclosed in the Company's 2006 Annual Report on Form 10-K, in late 2006, two purported shareholder derivative complaints were filed, one each by plaintiffs Gary B. Eldred and Darrell D. Mack, based on allegations concerning some of the Company's past stock option grants and practices. These cases were subsequently consolidated as In re Superior Industries International, Inc. Derivative Litigation, which is pending in the United States District Court for the Central District of California. In the plaintiffs' consolidated complaint, filed on March 23, 2007, the Company was named only as a nominal defendant from which the plaintiffs sought no monetary recovery. In addition to naming the Company as a nominal defendant, the plaintiffs named various present and former employees, officers and directors of the Company as individual defendants from whom they sought monetary and/or equitable relief, purportedly for the benefit of the Company.

    Plaintiffs purported to base their claims against the individual defendants on allegations that the grant dates for some of the options granted to certain Company directors, officers and employees occurred prior to upward movements in the stock price, and that the stock option grants were not properly accounted for in the Company's financial reports and not properly disclosed in the Company's SEC filings. To evaluate the merits of these allegations, the Company's management, under the oversight of the Audit Committee of the Board of Directors, and with the assistance of outside counsel and forensic accounting experts, began conducting a comprehensive review of the Company's historical stock option grant practices.

    Interim results from this review determined that there were deficiencies in the process of granting, documenting and accounting for certain stock options. To the extent the original exercise price was less than the price on the correct measurement date, all of the directors agreed to reprice their outstanding stock option awards, increasing the exercise price to what it should have been on the correct measurement date. In addition, the Company and its officers agreed to correct such stock option awards that vested or were granted after December 31, 2004. These repricings were documented and reported in 2007. For all other employees of the Company, a tender offer was completed in 2007. As a result, all stock option awards that vested or were granted after December 31, 2004 are now properly priced.

Committee Recommendation

    The Committee has participated in the preparation of this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and has reviewed and discussed it with management. Based on its review, the Committee recommended to the Board of Directors and the Board of Directors approved the inclusion of this Compensation Discussion and Analysis in this Proxy Statement and the incorporation of it by reference in the Company's Annual Report on Form 10-K.

                                   BY THE COMPENSATION AND BENEFITS COMMITTEE OF THE BOARD OF DIRECTORS

                                   V. Bond Evans - Committee  Chair
                                   Sheldon I. Ausman
                                   Philip W. Colburn
                                   Michael J. Joyce

March 28,2008

Executive Compensation Tables

Table 1 - Summary Compensation Table

    Table 1 below summarizes the total compensation paid or earned by each of the Company's Named Executive Officers for the fiscal years ended December 30, 2007 and December 31, 2006.

------------------------------------------------------------------------------------------------------------------------------------
     (a)                    (b)         (c)       (d)        (e)         (f)         (g)           (h)          (i)          (j)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Change in
                                                                                              Pension Value
                                                                                                 and Non-
                                                                                  Non-Equity    qualified       All
                                                                                   Incentive     Deferred      Other
                                                             Stock      Option       Plan      Compensation Compensation
       Name and                       Salary      Bonus    Awards (1) Awards (2) Compensation  Earnings (3)     (4)         Total
  Principal Position       Year          $          $          $          $           $             $            $            $
------------------------------------------------------------------------------------------------------------------------------------
Steven J. Borick            2007   $  750,006   $       --      --    $1,674,699   $  445,175   $  163,085   $   38,486   $3,071,451
Chairman, President &       2006   $  750,006   $       --      --    $1,613,621           --   $  102,611   $   38,348   $2,504,586
Chief Executive Officer
------------------------------------------------------------------------------------------------------------------------------------
Emil J. Fanelli             2007   $  172,219   $   15,000      --    $   50,818           --   $   19,157   $   13,362   $  270,556
Vice President - Corporat   2006   $  160,534   $    5,000      --    $   48,781           --   $   27,526   $   12,869   $  254,710
Controller, Acting CFO
------------------------------------------------------------------------------------------------------------------------------------
Kenneth A. Stakas           2007   $  225,000   $   15,000      --    $   29,808           --   $       --   $  163,131   $  432,939
Senior Vice President -     2006   $    8,654   $       --      --    $    2,152           --   $       --   $      800   $   11,606
Manufacturing
------------------------------------------------------------------------------------------------------------------------------------
Robert A. Earnest           2007   $  227,601   $   10,000      --    $   11,459           --   $       --   $   14,323   $  263,383
Vice President - General    2006   $   70,292   $    2,000      --    $    4,280           --   $       --   $    2,849   $   79,421
Counsel & Corporate
Secretary
------------------------------------------------------------------------------------------------------------------------------------
Michael J. O'Rourke         2007   $  208,076   $   20,000      --    $  114,955           --   $   31,424   $   14,615   $  389,070
Senior Vice President -     2006   $  194,820   $    7,500      --    $  136,167           --   $    8,299   $   14,748   $  361,534
Sales & Administration
------------------------------------------------------------------------------------------------------------------------------------
R. Jeffery Ornstein (5)     2007   $  121,483   $       --      --    $       --           --   $       --   $    7,582   $  129,065
Vice President &            2006   $  252,200   $    7,500      --    $   51,148           --   $   34,631   $   14,748   $  360,227
Chief Financial Officer
------------------------------------------------------------------------------------------------------------------------------------

    (1) The Company has granted neither stock appreciation rights nor stock awards.

    (2) Reflects the amounts recognized for financial statement reporting purposes for the fiscal years ended December 30, 2007 and December 31, 2006, in accordance with FAS 123(R) of awards pursuant the Company's stock option plans, and thus may include amounts from awards in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 13 to the Company's audited financial statements for the fiscal year ended December 30, 2007, included in the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

    (3) Reflects the amounts of the actuarial increase in the present value of each Named Executive Officer's benefits under the Company's Supplemental Executive Retirement Plan ("Plan), determined using the same assumptions used for financial statement reporting purposes for the fiscal years ended December 30, 2007 and December 31, 2006, as reflected in Note 10 to the Company's audited financial statements referred to in footnote
        (2) above. Messrs. S. Borick and O'Rourke are vested in the Plan and, thus, are entitled to receive such amounts upon retirement. Mr. Fanelli will be vested in the Plan in July 2008, and Messrs. Stakas and Earnest are expected to be included in the Plan in 2008. Mr. Ornstein retired in May 2007 and began receiving his Plan benefit at that time. There are no nonqualified deferred compensation arrangements with the Named Executive Officers.

    (4) The amounts shown include relocation expenses, car allowances, matching contributions allocated by the Company to each Named Executive Officer pursuant to the employee retirement savings plan, and the value attributable to life insurance premiums paid by the Company on behalf of the Named Executive Officers. Relocation expenses paid to Mr. Stakas totaled $152,130 for a resettlement allowance plus travel, temporary living expenses, real estate costs (including costs of guaranteeing a portion of the sale price of a former residence) and shipment of household and other personal property. The only other single item exceeding $10,000 in the amounts shown was an annual car allowance paid monthly to Mr. S. Borick, totaling $36,000.

    (5) Mr. Ornstein retired from the Company on May 7, 2007. Accordingly, the amounts shown represent the various components of compensation through that date.

Table 2 - Grants of Plan Based Awards

    Table 2 below summarizes the total stock option awards granted to each of the Company's Named Executive Officers for the fiscal year ended December 30, 2007.

------------------------------------------------------------------------------------------------------------------------------------
        (a)          (b)      (c)         (d)       (e)         (f)       (g)      (h)        (i)       (j)         (k)        (l)
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                   All
                                                                                                        All       Other      Grant
                                                                                                       Other      Option     Date
                                                                                                       Stock     Exercise    Fair
                              Estimated Future Payouts         Estimated Future Payouts    Awards:    Awards:       or       Value
                                   Under Non-Equity                  Under Equity         Number of  Number of     Base    of Stock
                              Incentive Plan Awards (1)         Incentive Plan Awards     Shares of  Securities  Price of     and
                            -------------------------------  ---------------------------   Stock or  Underlying   Option    Option
                    Grant   Threshold   Target    Maximum    Threshold  Target   Maximum   Units (2)  Options     Awards    Awards
         Name        Date       $          $         $           #         #        #          #         #       $/Share       $
------------------------------------------------------------------------------------------------------------------------------------
Steven J. Borick             $371,739   $562,500 $1,687,500      --        --       --         --
                   12/12/07     --         --        --          --        --       --         --       50,000    $ 18.55  $ 222,290
                    3/16/07                                                                            120,000    $ 21.72  $ 727,956

Emil J. Fanelli    12/12/07     --         --        --          --        --       --         --       15,000    $ 18.55  $  66,687

Kenneth A. Stakas  12/12/07     --         --        --          --        --       --         --       10,000    $ 18.55  $  44,458

Robert A. Earnest  12/12/07     --         --        --          --        --       --         --       12,000    $ 18.55  $  53,349

Michael J.
O'Rourke           12/12/07     --         --        --          --        --       --         --       15,000    $ 18.55  $  66,687

R. Jeffrey
Ornstein              --        --         --        --          --        --       --         --         --         --        --
------------------------------------------------------------------------------------------------------------------------------------

    (1) The actual 2007 non-equity incentive plan award paid to Mr. S. Borick under the Executive Annual Incentive Plan was $445,175.

    (2) The Company has granted neither stock appreciation rights nor stock awards.

Table 3 - Outstanding Equity Awards

    Table 3 on the following page summarizes the total outstanding equity awards for each of the Company's Named Executive Officers as of December 30, 2007.

--------------------------------------------------------------------------------------------------------------------------------
                                              Option Awards                                     Stock Awards (2)
--------------------------------------------------------------------------------------------------------------------------------
        (a)              (b)          (c)          (d)         (e)       (f)          (g)        (h)        (i)         (j)
                                                                                                                      Equity
                                                                                                                    Incentive
                                                                                                          Equity       Plan
                                                                                                         Incentive    Awards:
                                                  Equity                                                   Plan      Market or
                                                Incentive                                       Market    Awards:     Payout
                                                   Plan                              Number    Value of  Number of   Value of
                                                 Awards:                           of Shares    Shares    Unearned   Unearned
                                   Number of    Number of                           or Units   or Units   Shares,     Shares,
                      Number of   Securities    Securities                          of Stock   of Stock   Units or   Units or
                     Securities   Underlying    Underlying                            That       That      Other       Other
                     Underlying   Unexercised  Unexercised                            Have       Have   Rights That  Rights That
                     Unexercised  Options (#)    Unearned    Option      Option       Not         Not     Have Not    Have Not
                     Options (#) Unexercisable   Options    Exercise    Expiration   Vested     Vested     Vested      Vested
        Name         Exercisable      (1)          (#)      Price ($)     Date        (#)         ($)       (#)          ($)
--------------------------------------------------------------------------------------------------------------------------------

Steven J. Borick            --       50,000         --     $    18.55     12/12/17      --         --        --          --
                            --      120,000         --     $    21.72     03/16/17      --         --        --          --
                        49,999      150,001         --     $    17.56     08/09/16      --         --        --          --
                        29,999       90,001         --     $    21.97     03/01/16      --         --        --          --
                       150,000           --         --     $    25.00     03/23/15      --         --        --          --
                        74,999       25,001         --     $    34.08     04/30/14      --         --        --          --
                       200,000           --         --     $    43.22     12/19/13      --         --        --          --
                        50,000           --         --     $    42.75     10/09/12      --         --        --          --
                        60,000           --         --     $    36.87     09/20/11      --         --        --          --
                        60,000           --         --     $    32.25     09/20/10      --         --        --          --
                        10,000           --         --     $    26.19     09/24/09      --         --        --          --
                        25,000           --         --     $    25.75     03/19/09      --         --        --          --
                         2,000           --         --     $    25.19     09/03/08      --         --        --          --

Emil J. Fanelli             --       15,000         --     $    18.55     12/12/17      --         --        --          --
                         5,000       15,000         --     $    17.56     08/09/16      --         --        --          --
                        15,000           --         --     $    25.00     03/23/15      --         --        --          --
                         1,875          625         --     $    34.08     04/30/14      --         --        --          --
                         3,749           --         --     $    43.22     12/19/13      --         --        --          --
                         1,251           --         --     $    42.87     12/19/13      --         --        --          --
                         2,500           --         --     $    42.75     10/09/12      --         --        --          --
                         1,250           --         --     $    36.20     10/09/12      --         --        --          --
                         1,249           --         --     $    42.77     05/14/11      --         --        --          --
                         1,251           --         --     $    38.75     05/14/11      --         --        --          --
                           750           --         --     $    32.25     09/20/10      --         --        --          --

Kenneth A. Stakas           --       10,000         --     $    18.55     12/12/17      --         --        --          --
                         5,000       15,000         --     $    20.23   12/04/06 3      --         --        --          --

Robert A. Earnest           --       12,000         --     $    18.55     12/12/17      --         --        --          --
                         2,500        7,500         --     $    21.72   08/21/16 2      --         --        --          --

Michael J. O'Rourke         --       15,000         --     $    18.55     12/12/17      --         --        --          --
                         8,749       26,251         --     $    17.56     08/09/16      --         --        --          --
                        25,000           --         --     $    25.00     03/23/15      --         --        --          --
                         5,624        1,876         --     $    34.08     04/30/14      --         --        --          --
                        11,249           --         --     $    43.22     12/19/13      --         --        --          --
                         3,751           --         --     $    42.87     12/19/13      --         --        --          --
                         5,000           --         --     $    42.75     10/09/12      --         --        --          --
                         5,000           --         --     $    36.20     10/09/12      --         --        --          --
                         2,499           --         --     $    36.87     09/20/11      --         --        --          --
                         7,501           --         --     $    29.40     09/20/11      --         --        --          --
                         7,500           --         --     $    28.00     09/20/10      --         --        --          --
                         5,000           --         --     $    25.88     09/24/09
                         5,000           --                $    20.63     09/03/08      --         --        --          --

R. Jeffrey Ornstein         --           --         --             --           --      --         --        --          --
--------------------------------------------------------------------------------------------------------------------------------

    (1) All unexercisable options vest at a rate of 25% per year over the first four years of the ten-year option term.

    (2) The Company has granted neither stock appreciation rights nor stock awards.

Table 4 - Option Exercises and Stock Vested

    None of the Company's Named Executive Officers exercised any stock options during the fiscal year ended December 30, 2007 and the Company has granted neither stock appreciation rights nor stock awards.

Table 5 - Pension Benefits

    Table 5 below summarizes the present value of benefits under the Company's Supplement Executive Retirement Plan (the "Plan") for each of the Company's Named Executive Officers as of December 30, 2007.

------------------------------------------------------------------------------------------------------
      (a)                             (b)                           (c)          (d)            (e)
------------------------------------------------------------------------------------------------------
                                                                  Number       Present       Payments
                                                                 of Years     Value of        During
                                                                 Credited    Accumulated       Last
                                      Plan                      Service (1)  Benefit (2)    Fiscal (3)
      Name                            Name                          (#)          ($)         Year ($)
------------------------------------------------------------------------------------------------------
Steven J. Borick      Supplemental Executive Retirement Plan         --       $1,448,950     $     --

Emil J. Fanelli       Supplemental Executive Retirement Plan         --       $  543,541     $     --

Kenneth A Stakas                                                     --       $       --     $     --

Robert A. Earnest                                                    --       $       --     $     --

Michael J. O'Rourke   Supplemental Executive Retirement Plan         --       $  237,243     $     --

R. Jeffrey Ornstein   Supplemental Executive Retirement Plan         --       $  826,370     $ 47,468
------------------------------------------------------------------------------------------------------

    (1) "Years of credited service" does not apply to supplemental retirement plans. Messrs. S. Borick and O'Rourke are vested in the Plan and, thus, are entitled to receive such amounts upon retirement. Mr. Fanelli will be vested in the Plan in July 2008, and Messrs. Stakas and Earnest are expected to be included in the Plan in 2008.

    (2) Represents the present value of accumulated benefits payable to each of the Named Executive Officers, under the Company's Plan, determined using the same assumptions used for financial statement reporting purposes for the fiscal year ended December 30, 2007, as reflected in Note 10 to the Company's audited financial statements.

    (3) Mr. Ornstein retired from the Company in May 2007 and began receiving his Plan benefit at that time.

Table 6 - Nonqualified Deferred Compensation

    The Company has no deferred compensation arrangements with the Named Executive Officers.

    Upon early termination of his Executive Employment Agreement ("Agreement") by the Company without cause, Mr. S. Borick will receive one year's base compensation, paid bi-weekly. Upon Mr. S. Borick's termination of employment due to a "change in control", as defined in the Agreement, he shall receive three years base compensation, paid bi-weekly over a thirty-six month period. As of December 30, 2007, Mr. S. Borick's annual base compensation was $750,000.

Table 7 - Director Compensation

    Table 7 on the following page summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 30, 2007.

-----------------------------------------------------------------------------------------------------------------
        (a)               (b)         (c)          (d)          (e)           (f)            (g)           (h)
                                                                            Change in
                                                                            Pension
                                                                           Value and
                         Fees                                Non-Equity   Nonqualified
                       Earned or                             Incentive      Deferred         All
                       Paid in       Stock        Option        Plan      Compensation    Other (6)
                       Cash (2)    Awards (3)   Awards (4)  Compensation  Earnings (5)  Compensation      Total
     Name (1)            ($)          ($)          ($)          ($)           ($)           ($)            ($)
-----------------------------------------------------------------------------------------------------------------
Sheldon I. Ausman     $   97,333       --       $   20,089       --       $   14,754     $       --    $  132,176

Louis L. Borick       $   86,000       --       $  190,067       --       $       --     $ 1,673,994   $1,950,061

Phillip W. Colburn    $   86,500       --       $   20,089       --       $    8,769     $       --    $  115,358

Margaret S. Dano      $   77,000       --       $    1,204       --       $       --     $       --    $   78,204

V. Bond Evans         $   60,500       --       $   20,089       --       $    9,920     $       --    $   90,509

Michael J. Joyce      $   60,000       --       $   20,089       --       $       --     $       --    $   80,089

Francisco S. Uranga   $   52,000       --       $    1,204       --       $       --     $       --    $   53,204
-----------------------------------------------------------------------------------------------------------------

    (1) Mr. Steven J. Borick, Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of the Company and, thus, receives no compensation for his services as Director. The compensation received by Mr. S. Borick is shown in Table 1 - Summary Compensation Table.

    (2) During 2007, all non-employee Directors of the Company, except for Messrs. Ausman and L. Borick, were each compensated $36,000 as an annual retainer fee. Mr. Ausman's annual retainer was increased from $36,000 to $46,000 as of June 1, 2007, following his appointment as Lead Director in May 2007. Mr. L. Borick began receiving the annual retainer of $36,000 as of March 1, 2007, when his Services Agreement as Chairman of the Board was amended - see footnote (6) below. All non-employees Directors also received $1,000 for each Board meeting attended and they received $2,000 for each committee meeting attended, or $2,500 for each committee meeting chaired.

    (3) The Company has granted neither stock appreciation rights nor stock awards.

    (4) Reflects the amounts recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007, in accordance with FAS 123(R) of awards pursuant the Company's stock option plans, and thus may include amounts from awards in and prior to 2007. Assumptions used in the calculation of these amounts are included in Note 13 to the Company's audited financial statements for the fiscal year ended December 30, 2007 included in the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. As of December 30, 2007, each Director has the following number of options outstanding:
        Sheldon I. Ausman: 18,500; Louis L. Borick: 505,000; Phillip W. Colburn:
        22,500;  Margaret  S. Dano:  5,000;  V. Bond Evans:  22,500;  Michael J.
        Joyce: 10,000; and Francisco S. Uranga: 5,000. The total fair value on the grant date of such awards as determined under FAS 123(R) for each Director is as follows: Sheldon I. Ausman: $140,150; Louis L. Borick:
        $5,521,339;  Phillip W. Colburn: $185,284; Margaret S. Dano: $22,229; V.
        Bond  Evans:  $185,284;  Michael J. Joyce:  $46,221;  and  Francisco  S.
        Uranga: $22,229. Options granted to Directors generally vest one year from the date of grant.

    (5) Reflects the amounts of the actuarial increase in the present value of each named executive officer's benefits under the Company's Supplemental Executive Retirement Plan ("Plan"), determined using the same assumptions used for financial statement reporting purposes for the fiscal years ended December 30, 2007 and December 31, 2006, as reflected in Note 10 to the Company's audited financial statements referred to in footnote (4) above. Ms. Dano and Messrs. Joyce and Uranga are expected to be included in the Plan in 2008. Mr. L. Borick elected to begin receiving his Plan benefit as of March 1, 2007 - see footnote (6) below. Information regarding the Plan can be found under the subheading
        "Retirement and Similar Benefits" on page 21 of this Proxy Statement. There are no nonqualified deferred compensation arrangements with the non-employee Directors.

    (6) Effective January 1, 2005, pursuant to the termination of the services as Chief Executive Officer provision of his 1994 Employment Agreement, Mr. L. Borick also began receiving annual compensation equal to his annual base compensation as of December 31, 2004 of $1 million. He will receive this amount, paid bi-weekly, for a period up to a maximum of five years. Beginning in the sixth year, and continuing for a maximum of ten years, Mr. L. Borick will receive one-half of such amount, paid bi-weekly.

        On January 1, 2005, the Company entered into a Services Agreement with Mr. Louis L. Borick as Chairman of the Board, following the termination of his services as Chief Executive Officer under his 1994 Employment Agreement. The Services Agreement provided annual compensation of $300,000, use of a company automobile, medical and dental benefits, and life insurance under a split dollar arrangement for a face value of $2,500,000. However, as a result of the Sarbanes-Oxley Act, the Company has decided not to pay such premiums, but rather to reimburse Mr. L. Borick for his payment of the premiums. Total payments for medical and dental benefits, life insurance and related tax reimbursements during 2007 were $181,088, $65,623 and $184,972, respectively. During 2006, Mr.
        L. Borick received $318,355 for such expenses, including the personal use of a company car, which was inadvertently omitted from the prior year's Director Compensation table.

        Effective March 1, 2007, Mr. L. Borick's Services Agreement was amended to change his annual compensation from $300,000 to the same compensation plan applicable to all non-employee directors. As of that same date, Mr.
        L. Borick elected to begin receiving his benefits under the Supplemental Executive Retirement Plan (see footnote (5) above), which totaled $242,310 during 2007.


                                   AUDIT FEES

    The aggregate fees billed by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, for professional services in connection with the annual audit and reviews of the quarterly financial statements, including recurring fees for work associated with Section 404 of the Sarbanes-Oxley Act, during the fiscal years ended December 30, 2007 and December 31, 2006 were $985,321 and $1,474,918, respectively. Last year, the Company reported an estimated audit fee of $950,000 for the fiscal year ended December 31, 2006. The revised total includes $325,000 of fees that were previously characterized as audit related fees, as explained in the paragraph that follows.

                               AUDIT RELATED FEES

    The aggregate fees billed by the Company's independent registered public accounting firm for professional services in connection with other audit related matters during the fiscal years ended December 30, 2007 and December 31, 2006 were $0 and $0, respectively. Management subsequently determined that the $325,000 of audit related fees reported last year for the year ended December 31, 2006, was more properly characterized as audit fees and is reported in the preceding paragraph.

                                    TAX FEES

    The aggregate fees billed by the Company's independent registered public accounting firm for professional tax services rendered in 2007 and 2006, were $35,632 and $0, respectively. Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning. Such services were for assistance in responding to requests from the tax authorities.

                                 ALL OTHER FEES

    There were no fees billed by the Company's independent registered public accounting firm for any other services provided by the Company's outside auditors during the fiscal years ended December 30, 2007 and December 31, 2006.

    The Audit Committee pre-approves all audit-related and all permissible non-audit services performed by the Company's independent registered public accounting firm. The Audit Committee has delegated to the Chair the authority to grant pre-approvals up to an aggregate of $25,000, provided such pre-approvals are presented to the full committee at the next meeting.

                             AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 30, 2007, and the notes thereto.

    The Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 30, 2007 and the notes thereto.

    The Audit Committee discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Accounting Standards No. 61 (Communications with Audit Committees). The Audit Committee also received and discussed with PricewaterhouseCoopers LLP the matters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) including the independence of PricewaterhouseCoopers LLP from the Company.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

                                      THE AUDIT COMMITTEE OF
                                      THE BOARD OF DIRECTORS

                                           Sheldon I. Ausman - Committee Chair
                                           Philip W. Colburn
March 28, 2008                             Margaret S. Dano

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Superior's officers and directors, and persons who beneficially own more than 10% of a registered class of Superior's equity securities, to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior's review of the copies of such forms it has received and written representation from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, Superior believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2007, except as described below.

    In December, 2006, ten directors and officers (Messrs. Ausman, L. Borick, S. Borick, Bouskill, Bracy, Colburn, Evans, Fanelli, Gamble, Joyce, Kakar, O'Rourke and Soto) agreed to reprice certain stock option awards to the fair market value of the stock on the grant date if such stock option awards had been issued at a price below fair market value on the correct grant date. However, the correct grant dates were not finally determined until months later. Similarly, Messrs. Earnest, Perian and Toyne could not legally participate in the 2007 tender offer to reprice their stock options as they were elected officers in 2007. As a result, they subsequently entered into agreements to reprice certain stock option awards to the fair market value of the stock on the correct grant date. In summary, for these sixteen directors and officers, the applicable Forms 3 and Forms 4 that were filed to correctly reprice their stock option awards were filed late.

        SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

    Shareholders who wish to present proposals for action complying with appropriate SEC and proxy rules at the 2009 Annual Meeting of Shareholders must give written notice thereof to the Secretary of the Company at 7800 Woodley Avenue, Van Nuys, California 91406. SEC rules currently require that such notice be given by December 26, 2008 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. With respect to proposals to be brought before the shareholders at the 2009 Annual Meeting of Shareholders other than through inclusion in the Company's Proxy Statement, the Company must have notice of such proposals by January 25, 2009 with respect to director nomination proposals, and with respect to all other matters, March 11, 2009, or the Company's proxy for such meeting will confer discretionary authority to vote for such matters.

                          ANNUAL REPORT TO SHAREHOLDERS
                                AND OTHER MATTERS

    PricewaterhouseCoopers  LLP audited  the  Company's  consolidated  financial statements for the year ended December 30, 2007. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and to make statements if they desire to do so. Subject to negotiation of the 2008 audit engagement agreement on terms approved by the Audit Committee, Management has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008. However, the Audit Committee anticipates, as in prior years, the 2008 audit engagement agreement will not be finalized until mid-year.

    Management does not know of any matters to be presented to the Annual Meeting other than those described above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

    The Company's Annual Report to Shareholders, which was mailed to shareholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the "Compensation Discussion and Analysis" and the "Audit Committee Report" shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of the Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT TO SHAREHOLDERS FOR 2007 AND ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2007 TO ANY BENEFICIAL OWNER OF SUPERIOR COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SUPERIOR INDUSTRIES INTERNATIONAL, INC., 7800 WOODLEY AVENUE, VAN NUYS, CALIFORNIA 91406 ATTENTION: CHIEF FINANCIAL OFFICER.

                              SUPERIOR INDUSTRIES INTERNATIONAL, INC.


                              By:  Steven J. Borick
                                   Chairman of the Board, C.E.O. and President

Van Nuys, California
Dated: April 25, 2008

                                    EXHIBIT A
                           2008 EQUITY INCENTIVE PLAN











                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                           2008 EQUITY INCENTIVE PLAN

                            (Effective May 28, 2008)

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                           2008 EQUITY INCENTIVE PLAN

                            (Effective May 28, 2008)

         Superior Industries International, Inc. hereby adopts in its entirety the Superior Industries International, Inc. 2008 Equity Incentive ("Plan"), as of May 28, 2008 ("Plan Adoption Date"). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

                                   SECTION 1
                             BACKGROUND AND PURPOSE

1.1 Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, and Performance Units.

1.2 Purpose of the Plan The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) consultants who provide significant services to the Company or its Affiliates and (c) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate. The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company's shareholder.

                                   SECTION 2
                                   DEFINITIONS

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 "Administrator" means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof; provided, however, that Awards to non-employee directors may only be administered by a committee of Independent Directors (as defined in Section 2.23).

2.3 "Affiliate"  means any corporation or any other entity  (including,  but not
limited  to,  Subsidiaries,   partnerships  and  joint  ventures)   controlling,
controlled by, or under common control with the Company.

2.4 "Applicable Law" means the legal requirements relating to the administration of Options, SARs, Restricted Stock, Performance Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, and Performance Units.

2.6 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7 "Board" or "Board of Directors" means the Board of Directors of the Company.

2.8      "Change in Control" means the occurrence of any of the following:

         (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

         (b) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

         (c) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

         (d) Other events specified by the Administrator in the Participant's Award Agreement.

2.9 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 "Committee" means any committee appointed by the Board of Directors to administer the Plan.

2.11 "Company" means Superior Industries International, Inc., or any successor thereto.

2.12 "Consultant" means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13 "Continuous Status as an Employee, Consultant or Director" means that a Participant's employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant's status changes among the positions of Employee, Director and Consultant, the Participant's Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.14 "Director" means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15  "Disability"  means a permanent and total disability within the meaning of
Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16 "Employee" means any individual who is a common-law employee of the Company or of an Affiliate.

2.17 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.18 "Fair Market Value" means for a share of Common Stock, as of any date, the closing sales price for such stock on the Grant Date of the Award, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the New York Stock Exchange ("NYSE"). If no sales were reported on such Grant Date of the Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NYSE (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.19 "Fiscal Year" means a fiscal year of the Company.

2.20 "Full-Value Award Limitation" means an aggregate limit of one hundred thousand (100,000) Shares, which applies to the total number of Shares that may be granted as "full value awards," which includes both Restricted Stock and Performance Units.

2.21 "Grant Date" means the date the Board of Directors approves the Award.

2.22 "Incentive Stock Option" means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.23 "Independent Director" means a Nonemployee Director who is (i) a "nonemployee director" within the meaning of Section 16b-3 of the 1934 Act, (ii) "independent" as determined under the applicable rules of the NYSE, and (iii) an "outside director" under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.24 "Individual Objectives" means as to a Participant, the objective and measurable goals set by a "management by objectives" process and approved by the Administrator in its discretion.

2.25 "Misconduct" shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company's (or any Affiliate's) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.26 "NASDAQ" means The NASDAQ Stock Market, Inc.

2.27 "Nonemployee Director" means a Director who is not employed by the Company or an Affiliate.

2.28 "Nonqualified Stock Option" means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.29 "NYSE" means the New York Stock Exchange.

2.30 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

2.31 "Participant" means an Employee, Consultant or Nonemployee Director who has an outstanding Award.

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

2.32 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, including without limitation goals tied to Individual Objectives and/or the Company's (or a business unit's) return on assets, return on shareholders' equity, efficiency ratio, earnings per share, net income, or other financial measures determined in accordance with U.S. generally accepted accounting principles ("GAAP"), with or without adjustments determined by the Administrator. The foregoing definition shall not be deemed to be inclusive of all Performance Goals for purposes of this Plan. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.33  "Performance  Units" means an Award granted to a  Participant  pursuant to
Section 8 of the Plan that entitles the Participant to receive a prescribed number of Shares, or the equivalent value in cash, upon achievement of Performance Goals associated with such Award. The Participant's Award Agreement shall specify whether the Performance Units will be settled in Shares or cash.

2.34 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions that subject the Shares to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.35 "Plan" means this Superior Industries International, Inc. 2008 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.36  "Restricted  Stock" means an Award  granted to a  Participant  pursuant to
Section 7. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Vesting can be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested restricted stock revert back to the Company.

2.37 "Retirement" shall mean satisfactory completion of the Company's guidelines for retirement as specified by the Company's retirement policy.

2.38 "Rule 16b-3" means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.39 "SEC" means the U.S. Securities and Exchange Commission.

2.40 "Section 16 Person" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.41 "Shares" means shares of common stock of the Company.

2.42 "Stock Appreciation Right" or "SAR" means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price. Both the number of SARs and the Exercise Price are determined on the Grant Date. For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the SARs will be settled in Shares. Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share. Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.43 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   SECTION 3
                                 ADMINISTRATION

3.1 The Administrator. The Administrator shall be appointed by the Board of Directors from time to time.

3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan's provisions and in accordance with Applicable Law. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to make recommendations to the Board regarding the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards, (c) interpretation of the Plan, (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpretation, amendment or revocation of any such rules.

3.3 Delegation by the Administrator. The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers
(a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

                                   SECTION 4
                           SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for grant under the Plan shall be three million five hundred thousand (3,500,000) Shares. Upon stockholder approval of the Plan, no further grants will be made under the Company's 2003 Equity Incentive Plan, but Shares may continue to be issued under such plan pursuant to grants previously made. Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2 Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan.

4.3 Adjustments in Awards and Authorized Shares. The number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.4 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void.

4.5 Investment Representations. As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the

Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

                                    SECTION 5
                                  STOCK OPTIONS

         The provisions of this Section 5 are applicable to Options granted to Employees, Consultants and Nonemployee Directors. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option. If the Award does not specifically state whether the Options are Incentive Stock Options or Nonqualified Stock Options, the Award shall be treated as if the Administrator determined that the Award shall be Incentive Stock Options to the maximum extent permitted by Applicable Law. Unless otherwise determined by the Administrator, all options shall vest at a rate of 25% per year over the four year period beginning on the date of the grant.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

         5.3.1 Nonqualified Stock Options. Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

         5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

            (a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to
Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

            (b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors. In the event the Company fails to obtain shareholder approval of the Plan within twelve (12) months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

            (c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

            (d) In the event of a Participant's change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

         5.3.3 Substitute  Options.  Notwithstanding  the provisions of Sections
5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a "modification" as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4 Expiration of Options

         5.4.1 Expiration Dates. Unless otherwise specified in the Award Agreement, but in any event no later than ten (10) years from the Grant Date, each Option shall terminate no later than the first to occur of the following events:

            (a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

            (b) Termination of Continuous Status as Employee, Director or Consultant. The last day of the thirty (30) days following the date the Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

            (c) Misconduct. In the event a Participant's Continuous Status as an
Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire immediately following written notice from the Company to the Participant;

            (d) Disability. In the event that a Participant's Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant's Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

            (e) Death. In the event of the death of a Participant, the Participant's Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

            (f) 10 Years from  Grant.  An Option  shall  expire no more than ten
(10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its

Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

            5.4.2 Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant's termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.

5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, an Option that becomes exercisable based on the Participant's Continuous Status as an Employee, Consultant or Nonemployee Director, must require no less than a three (3) year ratable-vesting period for such Option to become exercisable in full. After an Option is granted, in no event may the Administrator accelerate the time upon when the Option is exercisable except in the case of the Participant's death, Disability, or a Change in Control of the Company.

5.6 No "Re-Pricing" Without Shareholder Approval. In no event may the Administrator directly or indirectly reduce the exercise price of an Option after it has been granted without the approval of a majority of the shareholders eligible to vote.

5.7 Exercise and Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

            5.7.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

            5.7.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

                                   SECTION 6
                            STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms of the Plan, a SAR may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time as shall be determined by the Administrator.

            6.1.1 Number of Shares. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

            6.1.2 Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash. However, the Exercise Price of a SAR shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, a SAR that becomes exercisable based on the Participant's Continuous Status as an Employee, Consultant or Nonemployee Director, must require no less than a three (3) year ratable-vesting period for such SAR to become exercisable in full. In the event of Participant's Retirement from the Company, all outstanding SARs currently held by Participant shall become immediately vested and exercisable. After a SAR is granted, in no event may the Administrator accelerate the time upon when the SAR is exercisable except in the case of the Participant's death, Disability, or a Change in Control of the Company.

6.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5 No "Re-Pricing" Without Shareholder Approval. In no event may the Administrator directly or indirectly reduce the exercise price of a SAR after it has been granted without the approval of a majority of the shareholders eligible to vote.

6.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares determined by dividing such cash amount by the Fair Market Value of a Share on the exercise date. If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant's exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

                                   SECTION 7
                                RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. However, the award of Restricted Stock under this Section 7 is subject to the Full-Value Award Limitation, as described in Section 2.20. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Period of Restriction shall not be less than one year for Awards that are earned based on the attainment of Performance Goals, and less than three years for Awards that are earned based on Continuous Status as an Employee, Consultant or Director. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4 Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4, including, without limitation, provisions relating to expiration of restrictions equivalent to the provisions relating to expiration of Options as set forth in Section 5.4.

            7.4.1 General Restrictions. The Administrator may set restrictions based upon the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

            7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under
Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            7.4.3 Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

                                   SECTION 8
                                PERFORMANCE UNITS

8.1 Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Employees, Consultants and Nonemployee Directors at any time and from time to time, as shall be determined by the Administrator in its discretion. However, the award of Performance Units under this Section 8 is subject to the "Full-Value Award Limitation," as described in
Section 2.20.

            8.1.1  Number  of  Units.  The  Administrator   will  have  complete
discretion in determining the number of Performance Units granted to any Participant, subject to the limitations in Sections 4.1.

            8.1.2 Value of Performance Units. Each Performance Unit shall have a value equal to the Fair Market Value of one Share.

8.2 Performance Goals and Other Terms. The Administrator will set Performance Goals or other vesting provisions, including, without limitation, time-based vesting provisions, in its discretion which, depending on the extent to which they are met, will determine the number Performance Units that are converted into Shares or into the equivalent value of cash that shall be paid to Participants. The time period during which the Performance Goals or other vesting provisions must be met will be called the "Performance Period." Each Award shall have a minimum Performance Period of one year if the Performance Goals or other vesting provisions are performance based, and a minimum of three years in the case of vesting provisions that are based on continued service. Each Award of Performance Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its discretion, will determine. The Administrator may set

Performance Goals based upon the achievement of Company-wide or Individual Objectives or any other basis determined by the Administrator in its discretion.

8.3 Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units will be entitled to receive a payment based on the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other vesting provisions have been achieved.

8.4 Form and Timing of Payment of Performance Units. Each Award Agreement of Performance Units shall specify the form of payment, which may be in the form of Shares or in cash. Payment with respect to earned Performance Units shall be made as soon as reasonably practical after the expiration of the Performance Period.

8.5 Cancellation of Performance Units. On the date that any forfeiture event set forth in the Award Agreement occurs, all unearned or unvested Performance Units will revert to the Company, and again will be available for grant under the Plan.

                                   SECTION 9
                                  MISCELLANEOUS

9.1 Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and
(ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

9.4 Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5 Limitations on Awards. No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 300,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 4.3.

9.6 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.7 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

9.8 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant's immediate family,
(ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family or (iv) a foundation in which the Participant and/or member(s) of the Participant's immediate family control the management of the foundation's assets.

9.9 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.10 Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company's shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction;
(iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.11 Performance-Based Awards. Each agreement for the grant of Performance Units or other performance-based awards shall specify the number of Shares or Units underlying the Award, the Performance Period and the Performance Goals (each as defined below), and each agreement for the grant of any other award that the Program Administrators determine to make subject to a Performance Goal similarly shall specify the applicable number of shares of Common Stock, the period for measuring performance and the Performance Goal. As used herein, "Performance Goals" means performance goals specified in the agreement for a Performance Unit Award, or for any other Award which the Program Administrators determine to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and "Performance Period" means the period of time specified in an agreement over which Performance Units, or another Award which the Program Administrators determine to make subject to a Performance Goal, are to be earned. Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement. Such maximum percentage in no event shall exceed two hundred percent (200%) of the Shares underlying the Award.

         9.11.1 Performance Metrics. The Program Administrators shall determine and specify, in their discretion, the Performance Goals in the agreement for a Performance Unit or for any other performance-based award, which Performance Goal shall consist of: (i) one or more business criteria, including (except as limited under Section 9.11.2 below for awards to Covered Employees (as defined below)) financial, service level and individual performance criteria; and (ii) a targeted level or levels of performance with respect to such criteria. Performance Goals may differ between Plan Participants and between types of awards from year to year.

         9.11.2 Performance Goals for Covered Employees. The Performance Goals for Performance Units and any other performance-based award granted to a Covered Employee, if deemed appropriate by the Program Administrators, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: net sales; gross sales; return on net assets; return on assets; return on equity; return on capital; return on revenues; asset turnover; economic value added; total stockholder return; net income; pre-tax income; operating profit margin; net income margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; earnings per share; stock price earnings ratio; earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); earnings before interest and taxes ("EBIT"); or EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Goal shall be measured over a period of years not to exceed ten (10) as specified by the Program Administrators in the agreement for the performance-based Award. No business criterion other than those named above in this Section 9.11.2 may be used in establishing the Performance Goal for an award to a Covered Employee under this
Section 9.11. For each such award relating to a Covered Employee, the Program Administrators shall establish the targeted level or levels of performance for each such business criterion. The Program Administrators may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Section 9.11, but may not exercise discretion to increase such amount, and the Program Administrators may consider other performance criteria in exercising such discretion. All determinations by the Program Administrators as to the achievement of Performance Goals under this
Section 9.12 shall be made in writing. The Program Administrators may not delegate any responsibility under this Section 9.12. As used herein, "Covered Employee" shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company's compensation practices (not necessarily an executive officer) whom the Program Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Program and any other "qualified performance-based compensation" plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Program Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

         9.11.3 Mandatory Deferral of Income. The Program Administrators, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Program, a Plan Participant's receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant's remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

                                   SECTION 10
                     AMENDMENT, SUSPENSION, AND TERMINATION

10.1 Amendment, Suspension, or Termination. Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

10.2 No Amendment without Shareholder Approval. The Company shall obtain shareholder approval of any material Plan amendment (including but not limited to any provision to reduce the exercise or purchase price of any outstanding Options or other Awards after the Grant Date (other than for adjustments made pursuant Section 4.3), or to cancel and re-grant Options or other rights at a lower exercise price), to the extent necessary or desirable to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.

10.3 Plan Effective Date and Duration of Awards . The Plan shall be effective as of the Plan Adoption Date subject to the shareholders of the Company approving the Plan by the required vote), subject to Sections 10.1 and 10.2 (regarding the Board's right to amend or terminate the Plan), and shall remain in effect thereafter. However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.

                                   SECTION 11
                                 TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise be issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

                                   SECTION 12
                               LEGAL CONSTRUCTION

12.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2 Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

12.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                                   SECTION 13
                                    EXECUTION

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.


SUPERIOR INDUSTRIES INTERNATIONAL, INC.



By:
    -------------------------------------------------
     Steven J. Borick, Chairman, C.E.O. and President



Dated: May _____, 2008

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

                           PROXY FOR ANNUAL MEETING OF
                          SHAREHOLDERS -- MAY 30, 2008

     The undersigned hereby appoints ROBERT A. EARNEST and JAY VILLEDA, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 30, 2008 at 10:00 A.M., and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally there.


                                                                  With-  For All
                                                            For   hold   Except
1. The election as directors.                               [_]   [_]     [_]
   Nominees: Louis L. Borick
             Stephen J. Borick
             Fransico S. Uranga


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                            For  Against Abstain
2. Approval of  the 2008 Equity Incentive Plan.             [_]    [_]     [_]

3. Approval of  Shareholder  Proposal to change             [_]    [_]     [_]
   voting  standard for  director  elections.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                       [_]

THE PROXY WILL BE VOTED AS SPECIFIED.  IF NO  SPECIFICATION  IS  INDICATED,  THE
PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS, FOR THE APPROVAL OF PROPOSAL 2 AND AGAINST THE APPROVAL OF PROPOSAL 3.

THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 20, 2008.

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Shareholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.

--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------

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